SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                    INTERNATIONAL FLAVORS & FRAGRANCES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5) Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         -------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:
         -------------------------------------------------------

     3)  Filing Party:
         -------------------------------------------------------

     4)  Date Filed:
         -------------------------------------------------------

                                   IFF [Logo]


                     INTERNATIONAL FLAVORS & FRAGRANCES INC.
                              521 WEST 57TH STREET
                              NEW YORK, N.Y. 10019

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 18, 2000

     The Annual Meeting of Shareholders of International Flavors & Fragrances Inc., a New York corporation (hereinafter called the "Company"), will be held at the office of the Company, 521 West 57th Street, New York, New York, on Thursday, May 18, 2000, at 10 A.M., Eastern Daylight Saving Time, to elect 10 directors for the ensuing year, to approve the 2000 Stock Option Plan for Non-Employee Directors, to approve the 2000 Stock Award and Incentive Plan, and to transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 24, 2000 will be entitled to notice of and to vote at the meeting.

     Admission to the meeting will be by ticket only. If you are a shareholder of record and plan to attend, please complete and return the ticket request card which is enclosed for such holders. If your shares are not registered in your own name and you plan to attend, please request a ticket by writing to the Office of the Secretary, International Flavors & Fragrances Inc., 521 West 57th Street, New York, New York 10019. Evidence of your ownership, which you can obtain from your bank or broker, must accompany your letter.

     IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       By Order of the Board of Directors,

                                                        STEPHEN A. BLOCK
                                                               Secretary


March 29, 2000

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be used at the Annual Meeting of Shareholders of the Company to be held on May 18, 2000 (the "2000 Annual Meeting") at the principal executive office of the Company, 521 West 57th Street, New York, New York 10019. This proxy statement and the form of proxy will be sent to shareholders on or about March 29, 2000. In addition to solicitation by mail, proxies may be solicited personally, by telephone or by telegram. The Company has retained Corporate Investor Communications, Inc. to assist in such solicitation for a fee of $5,500. The cost of soliciting proxies will be borne by the Company.

     Any shareholder who signs and returns the enclosed form of proxy may revoke it at any time before it has been exercised, by a written instrument or by personal attendance at the meeting.

     The Company had outstanding at the close of business on December 31, 1999, 104,821,925 shares of Common Stock entitled to one vote per share. Only shareholders of record at the close of business on March 24, 2000 will be entitled to vote at the meeting.


                              ELECTION OF DIRECTORS

     At the meeting 10 directors will be elected in accordance with the By-laws of the Company, as amended, to serve for the ensuing year and until their successors are elected and shall qualify. Except as stated below, the shares of Common Stock represented by the proxies hereby solicited will be voted for the election of the 10 nominees whose names are listed below, all of whom are presently directors of the Company. Should any of such nominees be unable for good cause to serve (which is not now anticipated), it is intended that such shares will be voted for the balance of those named and for such substitute nominees as the Board may recommend.

     Where no qualifying note reference appears in the table below next to the number of shares beneficially owned, as defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the named director has sole voting and investment power over all such shares.

INFORMATION ABOUT NOMINEES

                                                                                          SHARES OF       PER-
                                                                                        COMPANY STOCK    CENTAGE
                                                                                        BENEFICIALLY       OF
                                           PRINCIPAL OCCUPATION DURING      YEAR FIRST   OWNED AS OF     SHARES
                                               LAST FIVE YEARS AND            BECAME    DECEMBER 31,      OUT-
               NAME               AGE       OTHER DIRECTORSHIPS HELD         DIRECTOR      1999 (1)     STANDING
               ----               ---     ----------------------------       --------   -------------  ------------
Margaret Hayes Adame(2) .......   60      President, Fashion Group             1993        12,000         (3)
                                            International, an
                                            international trade
                                            organization; Director,
                                            North American Watch
                                            Corporation

Robert G. Corbett .............   45      Vice-President of the Company        1998        28,583         (3)
                                            since May 1997; Area
                                            Manager, North America
                                            Flavors prior thereto

                                                                                          SHARES OF       PER-
                                                                                        COMPANY STOCK    CENTAGE
                                                                                        BENEFICIALLY       OF
                                           PRINCIPAL OCCUPATION DURING      YEAR FIRST   OWNED AS OF     SHARES
                                               LAST FIVE YEARS AND            BECAME    DECEMBER 31,      OUT-
               NAME               AGE       OTHER DIRECTORSHIPS HELD         DIRECTOR      1999 (1)     STANDING
               ----               ---     ----------------------------       --------   -------------  ------------
Robin Chandler Duke(2) .........  76      President and Chairman               1975        20,000         (3)
                                            Emeritus, Population Action
                                            International, a
                                            not-for-profit organization

Richard M. Furlaud(4) ..........  76      Chairman of the Board and            1990        63,250         (3)
                                            Chief Executive Officer of
                                            the Company since December
                                            1999; Chairman Emeritus of
                                            the Board of Trustees, The
                                            Rockefeller University, an
                                            institution of higher
                                            learning; Retired
                                            President, Bristol-Myers
                                            Squibb Company

Peter A. Georgescu(2) ........... 61      Chairman Emeritus, Young &           1999         1,000         (3)
                                            Rubicam, Inc., advertising
                                            agency; Director, Briggs &
                                            Stratton Corporation

Carlos A. Lobbosco .............. 60      Vice-President of the Company        1999        52,167         (3)

George Rowe, Jr.(2) ............. 78      Attorney; member of the law          1994     7,025,239(5)      6.7%
                                            firm of Fulton, Rowe, Hart
                                            & Coon

Henry P. van Ameringen(2) ....... 69      President, van Ameringen             1961     7,944,376(5)      7.6%
                                            Foundation, Inc., a
                                            charitable foundation;
                                            formerly Vice-President,
                                            International Flavors &
                                            Fragrances (Europe)

William D. Van Dyke, III (2) .... 68      Senior Vice-President,               1973     7,295,493(6)      7.0%
                                            Salomon Smith Barney, Inc.,
                                            stock-brokers

Douglas J. Wetmore .............. 42      Vice-President and Chief             1998        20,000         (3)
                                            Financial Officer of the
                                            Company since April 1998;
                                            Controller of the Company
                                            prior thereto

----------

(1) Pursuant to Rule 13d-3 under the Exchange Act the number of shares of Common Stock of the Company beneficially owned by each director includes (where applicable) shares which he or she has (or will have 60 days after such date) the right to acquire under stock options granted by the Company. The respective numbers of such shares are 27,583 for Mr. Corbett, 52,167 for Mr. Lobbosco, 20,000 for Mr. Wetmore, 21,000 for each of Messrs. Furlaud and Van Dyke, 18,000 for Mr. van Ameringen, 6,000 for Mrs. Duke, and 9,000 for each of Ms. Adame and Mr. Rowe.

(2)  Member of the Executive Committee.

(3)  Less than .1%.

(4)  Chairman of the Executive Committee.

(5) The numbers of shares of Common Stock of the Company beneficially owned by Messrs. Rowe and van Ameringen listed above, and the numbers of shares beneficially owned by Messrs. Rowe, van Ameringen, Eugene P. Grisanti and Henry G. Walter, Jr. listed in the tables on pages 17 and 18, include holdings of the following trusts and foundations. Messrs. Rowe, van Ameringen and Walter are the trustees of three trusts, and Messrs. Rowe and Walter are trustees under another trust established under the will of A. L. van Ameringen which hold 1,711,225 shares and 122,498 shares, respectively. Messrs. Rowe and van Ameringen are officers of the van Ameringen Foundation, Inc., which owns 2,016,064 shares. Messrs. Rowe, Walter and van Ameringen are three of the ten directors of that foundation. Messrs. Rowe and van Ameringen are co-executors of an estate holding 78,633 shares. Mr. Rowe is an officer of two other charitable foundations which own 1,267,614 shares. Messrs. Rowe, Grisanti and Walter are the directors of each of those two foundations. Messrs. Rowe and Walter are also trustees of eight trusts holding an aggregate of 184,964 shares. Messrs. Rowe and Walter are the trustees of one trust and two of three trustees of another trust holding an aggregate of 50,391 shares. Mr. Walter is one of two trustees of another trust holding 3,744 shares. Mr. Rowe is a trustee of a charitable foundation holding 1,500 shares, is one of three trustees of another trust holding 4,000 shares. Messrs. Rowe and Walter are two trustees of another trust holding 2,907 shares. Messrs. Rowe, Walter and van Ameringen are trustees of three additional trusts holding an aggregate of 825,943 shares. Mr. van Ameringen is also a trustee of a charitable trust holding 673,474 shares. Messrs. Rowe and van Ameringen are trustees of six trusts established under the will of Hedwig van Ameringen which hold 745,500 shares. The number of shares with respect to which Messrs. Rowe and van Ameringen have sole voting and investment power and shared voting and investment power is set forth in the table on page 17.

(6) The number of shares beneficially owned by Mr. Van Dyke listed above includes 21,957 shares with respect to which he has sole voting and investment power and 7,273,536 shares over which he has shared voting and investment power, including the holdings of the trust referred to in footnote 2 on the top of page 18, three other trusts and a foundation. Such number does not include the beneficial interest of Mr. Van Dyke's wife in 129,426 shares owned directly by her. Mr. Van Dyke disclaims any beneficial interest in any such shares.

     Mr. Eugene P. Grisanti resigned as Chairman of the Board, President and Chief Executive Officer on December 14, 1999, and as a member of the Board effective March 1, 2000. Mr. Stuart R. Maconochie has not been nominated for re-election at the 2000 Annual Meeting. Effective December 14, 1999, Mr. Furlaud, until that date a non-employee director of the Company, was elected Chairman and Chief Executive Officer to serve until the selection of a new Chief Executive Officer pursuant to a search being conducted by the Board. It is anticipated that on being selected the new Chief Executive Officer will be elected a director and Chairman of the Board. The Company's By-laws will be amended at the April 2000 meeting to reduce the number of directors from 12 to 10, effective as of the date of the 2000 Annual Meeting. If the new Chief Executive Officer has been elected a director and Chairman of the Board at the April 2000 meeting of the Board, it is anticipated that he or she will be re-elected at the May 2000 Organizational Meeting of the Board. Otherwise it is anticipated that the new Chief Executive Officer will be elected at the first meeting of the Board after his or her selection. At the meeting of the Board after the Annual Meeting at which the new Chief Executive Officer is elected or re-elected, as the case may be, the By-laws will be amended effective as of the date of such meeting increasing the number of directors from 10 to 11.

     During 1999 the Board held six meetings. The Company has an Audit Committee which held three meetings and a Stock Option and Compensation Committee which held five meetings in 1999. The Audit Committee, consisting of Ms. Adame and Messrs. Georgescu, Rowe and Van Dyke, oversees the financial operations of the Company and the Company's relationship with its independent accountants. The Stock Option and Compensation Committee, consisting of Mrs. Duke and Messrs. Georgescu, van Ameringen and Van Dyke, oversees the Company's various compensation arrangements, determines the stock options to be granted to employees under the Company's stock option plans and the executive bonuses to be granted under the Company's executive bonus plans, and makes recommendations to the Board as to the salaries to be paid to the executive officers of the Company. The Board established a Nominating Committee in January 2000. The Nominating Committee, consisting of Ms. Adame, Mrs. Duke, and Messrs. Georgescu, van Ameringen and Van Dyke, recruits, reviews qualifications of and recommends nominees to fill Board vacancies and newly created directorships. Shareholders may submit names of qualified candidates along with detailed information on their backgrounds to the Company's Secretary for referral to the Nominating Committee.

     The Company's By-laws provide that each director must retire effective as of the Annual Meeting of Shareholders following his or her 72nd birthday, except that persons serving as directors on February 8, 2000 who are re-elected at the Annual Meeting may continue to serve as directors until the 2001 Annual Meeting.


                             I. SUMMARY COMPENSATION

     The following table sets forth information in respect of the compensation of the Chairman and Chief Executive Officer and each of the other four most highly compensated executive officers and two former officers of the Company for 1997, 1998 and 1999.

                                                                                           LONG TERM
                                                                                         COMPENSATION
                                             ANNUAL COMPENSATION                             AWARDS
                              -----------------------------------------------   ---------------------------------
           (A)                  (B)          (C)           (D)        (E)           (F)         (G)      (H)
                                                                     OTHER                            ALL OTHER
        NAME AND                                                    ANNUAL      SECURITIES     LTIP    COMPEN-
        PRINCIPAL                          SALARY         BONUS  COMPENSATION   UNDERLYING    PAYOUTS  SATION
        POSITION               YEAR          ($)         ($)(1)       ($)         OPTIONS     ($)(7)   ($)(8)(9)
      ------------            ------       -------      --------   ---------      -------   ---------------------
Richard M. Furlaud ..........  1999        $  --          $  --            (2)     3,000        --      --
  Chairman of the Board        1998           --             --            (2)     3,000        --      --
  and Chief Executive          1997           --             --            (2)     3,000        --      --
  Officer (2)

Eugene P. Grisanti ..........  1999        975,000        390,000                 40,000   2,020,312  41,384
  Former Chairman of the       1998        975,000        390,000      --         40,000   2,247,000  42,126
  Board, President and         1997        930,000        465,000      --         60,000        --    39,218
  Chief Executive Officer (2)

Carlos A. Lobbosco ..........  1999        428,000        256,800    87,030(4)    50,000        --      --
  Vice-President and           1998        375,026        154,000    73,663(4)    50,000        --      --
  Director                     1997        337,948        122,500      --         12,500        --      --

Stephen A. Block ............  1999        340,000        153,000     7,151(5)    20,000        --    10,609
  Senior Vice-President,       1998        300,000        120,000     6,954(5)    17,500        --     9,890
  General Counsel and          1997        284,000        142,000     7,124(5)    15,000        --     9,374
  Secretary

Robert G. Corbett ...........  1999        350,000         87,500     9,237(5)    30,000        --    10,391
  Vice-President and           1998        260,871        140,000     9,961(5)    30,000        --    10,844
  Director                     1997        210,000         31,500     4,003(5)    12,500        --     6,177

Douglas J. Wetmore ..........  1999        300,000        135,000     7,196(5)    20,000        --     8,813
  Vice-President, Chief        1998        231,250        110,000     6,225(5)    12,500        --     8,513
  Financial Officer and        1997        185,000         92,500     6,186(5)     7,500        --     5,848
  Director

Stuart R. Maconochie ........  1999        475,000        190,000   311,288(6)    30,000        --     2,832
  Former Vice-President        1998        412,893        190,000    87,045(6)    50,000        --       300
  and Director (3)             1997        306,900        153,667      --         20,000        --      --

----------
(1) Under the Company's Management Incentive Compensation Plan ("MICP"), except where indicated.

(2) Mr. Furlaud was elected Chairman of the Board and Chief Executive Officer following the resignation of Mr. Grisanti as Chairman of the Board, President and Chief Executive Officer on December 14, 1999. Mr. Furlaud's annual compensation for the years 1999, 1998 and 1997 consists of outside director's fees of $30,750, $23,250 and $22,750, respectively.

(3) Mr. Maconochie ceased to serve as Vice-President on October 1, 1999 and his employment with the Company terminated as of March 31, 2000.

(4) Housing allowance pursuant to an agreement dated June 23, 1998 in connection with Mr. Lobbosco's transfer to Europe and his assumption of duties as Area Manager, Europe, Africa and Middle East Fragrances. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 9 for the terms of Mr. Lobbosco's agreement.

(5) Amount imputed under the tax laws as compensation in respect of executive officer's personal use of the automobile provided to him by the Company.

(6) Housing allowance and (for 1999) $74,686 in reimbursed moving expenses, pursuant to an agreement dated July 27, 1998, in connection with Mr. Maconochie's transfer to the United States and his assumption of duties as the President, Fragrance Division. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 9 for the terms of Mr. Maconochie's agreement.

(7) Under an employment contract dated as of January 1, 1997, Mr. Grisanti was granted an award of 250,000 restricted shares of the Company's Common Stock. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" at page 9 for the terms of Mr. Grisanti's contract and the disposition of Mr. Grisanti's award.

(8) For the year 1999, the following amounts were paid or set aside by the Company in respect of individual officers listed in the above compensation table under the Company's Retirement Investment Fund Plan, a defined contribution plan, and the Company's unfunded Supplemental Retirement Investment Plan: Mr. Grisanti, $27,400, Mr. Block, $9,557, Mr. Corbett, $9,838 and Mr. Wetmore, $8,433.

(9) For the year 1999, the following amounts were imputed under the tax law as compensation to the executive officers listed in the above compensation table in consideration of life insurance coverage of such persons under the Company's Executive Death Benefit Program: Mr. Grisanti, $13,984, Mr. Block, $1,052, Mr. Corbett, $553, Mr. Wetmore, $380 and Mr. Maconochie $2,832. No participant in such Program has or will have any interest in the cash surrender value of the underlying insurance policies.

                               [GRAPHIC OMITTED]1

                            II. OPTION GRANTS IN 1999

     The following table shows all grants of options in 1999 to the executive officers named in the Summary Compensation table. The Company's option plans do not provide for the grant of stock appreciation rights (SARs).

                                      INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------------
        (A)                          (B)               (C)           (D)            (E)               (F)

                                   NUMBER          % OF TOTAL
                                  OF SHARES          OPTIONS
                                 UNDERLYING        GRANTED TO     EXERCISE
                                   OPTIONS          EMPLOYEES      OR BASE
                                   GRANTED          IN FISCAL       PRICE       EXPIRATION    GRANT DATE PRESENT
       NAME                        (#) (1)            YEAR        ($/SH)(2)        DATE          VALUE ($)(3)
       ----                      -----------       ----------     ---------      --------      -----------------
R. M. Furlaud(4) ...............     3,000            .36%          $39.19        5/20/09            23,460
E. P. Grisanti .................    40,000           4.84            39.19        5/20/09           312,800
C. A. Lobbosco .................    25,000           3.03            39.19        5/20/09           195,500
                                    25,000           3.03            36.63        11/9/09           179,250
S. A. Block ....................    20,000           2.42            39.19        5/20/09           156,400
R. G. Corbett ..................    30,000           3.64            39.19        5/20/09           234,600
D. J. Wetmore ..................    20,000           2.42            39.19        5/20/09           156,400
S. R. Maconochie ...............    30,000           3.64            39.19        5/20/09           234,600

----------
(1) All options were granted on May 20, 1999 and November 9, 1999. Such options become exercisable in three equal installments 24, 36 and 48 months, respectively, after the date of grant.

(2)  All options were granted at the market price on the date of grant.

(3) The Company used the Black-Scholes model of option valuation to determine grant date present value. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility, future dividend yield and the time of exercise. For these reasons, the Company does not agree that the Black-Scholes model can properly determine the value of an option. The assumptions used by the Company are as follows: grant date stock prices and exercise prices of $39.19 per share and 36.63 per share, for the options granted on May 20, 1999 and November 9, 1999, respectively; an option term of 10 years; a stock price volatility based on the calendar year closing prices of the Company's Common Stock (plus dividends) for the period December 31, 1989 through December 31, 1999; dividend yields of 3.83% and 4.15%, for the options granted on May 20, 1999 and November 9, 1999, respectively (the dividend yield is calculated by dividing the dividends paid during the one-year period prior to the date of each option grant by the grant date stock price); and risk-free interest rates of 5.94% and 6.34%, for the options granted on May 20, 1999 and November 9, 1999, respectively (the yield on the date of grant on the U.S. Government Zero Coupon Bond with a maturity closest to the option term).

(4) On February 8, 2000, in consideration of his service as Chairman and Chief Executive Officer, Mr. Furlaud was granted an option under the Company's 1997 Employee Stock Option Plan, as amended, to purchase 75,000 shares of the Company's Common Stock at the exercise price of $34.56 per share, representing the closing market price of such stock on such date. The option is exercisable immediately and, in accordance with the provisions of such plan, expires on February 8, 2010.

      III. OPTIONS EXERCISED IN 1999 AND OPTION VALUES AT DECEMBER 31, 1999

     The following table provides information as to options exercised in 1999 by each of the executive officers named in the Summary Compensation table and the value of options held by such executive officers at December 31, 1999 measured in terms of the closing price of the Common Stock in consolidated trading on December 31, 1999.

        (A)                                (B)               (C)              (D)                   (E)

                                                                           NUMBER OF       VALUE OF UNEXERCISED
                                                                          SECURITIES           IN-THE-MONEY
                                                                          UNDERLYING            OPTIONS AT
                                                                          UNEXERCISED            FY-END($)
                                                                          OPTIONS AT
                                                                          FY-END (#)
                                     SHARES ACQUIRED   VALUE REALIZED    EXERCISABLE/          EXERCISABLE/
       NAME                          ON EXERCISE (#)          ($)        UNEXERCISABLE         UNEXERCISABLE
       ----                        -------------------  ------------   -----------------   ---------------------
R. M. Furlaud .....................        0                  0           21,000/9,000        $   95,490/    0
E. P. Grisanti ....................        0                  0          323,588/133,333      $1,029,143/  --
C.A. Lobbosco .....................        0                  0           43,000/110,833      $   61,355/25,000
S. A. Block .......................        0                  0           40,000/52,500       $    8,125/   --
R. G. Corbett .....................        0                  0           27,583/71,667       $   15,559/   --
D. J. Wetmore .....................        0                  0           20,000/39,500       $   14,438/   --
S. R. Maconochie ..................        0                  0           48,657/98,333       $   11,375/   --

DIRECTORS' COMPENSATION

     Directors who are not employees of the Company receive an annual retainer of $25,000, an annual grant of 1,000 shares of Common Stock and a fee of $1,000 for each meeting of the Board or committee attended, except that when a committee meeting is held on the date of a Board meeting a fee of only $750 is paid. Through 1999, on the date of the annual meeting of shareholders, such directors also received automatic annual stock option grants of 3,000 shares of Common Stock under the Company's 1990 Stock Option Plan for Non-Employee Directors. On May 20, 1999, each non-employee director received an option for 3,000 shares at $39.19 per share. A new stock option plan for directors who are not employees of the Company is being submitted to the shareholders for their approval at this meeting. See "Proposed 2000 Stock Option Plan for Non-Employee Directors" at page 19.

     The Company has established a Directors' Deferred Compensation Plan under which directors may defer all or a portion of their cash compensation until retirement or other specified date. Deferred amounts credited to a director's plan account earn interest at the interest rates applicable from time to time to deferred compensation awards under the Company's MICP.

     As part of its overall program of charitable contributions, the Company has established the Director Charitable Contribution Program. Under the Program, the Company has purchased life insurance policies on the lives of participating directors and is the owner and sole beneficiary of the policies. After the death of a covered director, the Company will donate $500,000 to one or more qualifying charitable organizations designated by the director and $500,000 to The IFF Foundation. Individual directors derive no financial benefit from the Program since all deductions relating to the contributions accrue solely to the Company. The Program should have no long-term cost to the Company.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     On December 14, 1999, Mr. Grisanti resigned as Chairman, President and Chief Executive Officer of the Company. Effective February 15, 2000, the Company terminated the "executive period" of the employment contract dated as of January 1, 1997 between the Company and Mr. Grisanti (the "Employment Contract"). Effective February 29, 2000, Mr. Grisanti formally retired from the employ of the Company.

     In accordance with the Employment Contract, in connection with or as a result of the termination of the executive period:

          (a) Mr. Grisanti became entitled to continuation of his base salary for a period of one year after such termination. At the termination of the executive period, Mr. Grisanti's annual base salary was $975,000, the same as it had been in both 1999 and 1998. At Mr. Grisanti's request, in respect of that salary continuation, the Company has paid Mr. Grisanti the lump sum of $947,200, representing an obligation to pay $975,000 semi-monthly for one year, discounted to reflect the lump sum payment.

          (b) For a period of ten years after termination of the executive period, Mr. Grisanti will serve the Company part-time in a consulting capacity, at an annual fee of $150,000.

          (c) Mr. Grisanti remained entitled to the vested benefits he had accrued through February 29, 2000 under the Company's Pension Plan (See "Pension Plans" at page 12) and all other Company benefit plans and programs, including plans and programs for retired employees of the Company, all of which are applicable on the same terms and conditions to Company employees generally.

     In addition to the foregoing, the Company and Mr. Grisanti entered into a separation agreement dated as of March 1, 2000 (the "Separation Agreement"), the material terms and conditions of which are as follows:

          (a) In respect of 1999 the company recommended, and the Stock Option and Compensation Committee of the Board awarded, a bonus of $390,000 to Mr. Grisanti under the Company's MICP. No bonus or other incentive compensation (whether under the MICP or otherwise) will be awarded to him with respect to any period after 1999.

          (b) Under the Employment Contract, Mr. Grisanti had been granted an award of 250,000 shares of restricted stock of the Company's Common Stock. As "restricted" shares, they could not be sold, pledged or otherwise transferred until the applicable restriction period on a given installment of the award lapsed. The lapse of the restrictions was subject to the attainment of one of two alternative performance goals, one based on the Company's net income and the other on its return on equity (the "Performance Goals"). The restriction periods with respect to each of the first two installments of one-fifth (50,000) of the shares covered by the award expired on each of February 28, 1998 and February 28, 1999. Thus, at the termination of the executive period three-fifths (150,000) of the shares remained subject to the restrictions. Because the restriction period had not ended with respect to these shares at the termination of the executive period, they were subject to forfeiture.

          Notwithstanding the forgoing, because the executive period did not terminate until after the end of 1999, and because at least one of the two Performance Goals for 1999 was met, the Company agreed to permit the restriction period with respect to the third installment of 50,000 shares to expire and to award Mr. Grisanti those shares. The remaining 100,000 shares were forfeited and reacquired by the Company.

          (c) At the termination of the executive period, Mr. Grisanti had outstanding options to purchase 422,100 shares of Common Stock at prices ranging from $28.09 to $49.88 per share. Of these shares 288,767 were then exercisable. See "Option Grants in 1999" at page 7 and "Options Exercised in 1999 and Option Values at December 31, 1999" at page 8. The Company agreed to extend from May 15, 2000 to March 31, 2002 Mr. Grisanti's ability to exercise those shares, as well as to exercise an additional 93,333 shares, that under the terms of Stock Option Agreements between the Company and Mr. Grisanti would have become exercisable on or before December 31, 2001, the normal expiration date of the executive period.

          (d) The Company transferred to Mr. Grisanti ownership of an automobile, having a value of $7,500, that had previously been provided to him under the terms of the Company's automobile policy for Company officers. Mr. Grisanti was also granted the continued use of the Company car and driver through December 31, 2000.

          (e) The Company agreed to lease at Company expense, at a rental not to exceed $5,007 per month, an office for Mr. Grisanti in an office building in New York City and to provide him with secretarial assistance, both for a period of two and one-half years (the "Lease Period"). The Company also agreed to pay up to an aggregate of $25,000 for office related expenses during the Lease Period.

          (f) The Company agreed to pay up to $50,000 to Mr. Grisanti's attorney in respect of the attorney's fees and expenses in representing Mr. Grisanti in connection with the negotiation and execution of the Separation Agreement.

     In connection with his transfer to the United States and his appointment as President, Fragrance Division, Mr. Maconochie entered into an agreement with the Company. Under that agreement, Mr. Maconochie's annual base salary was increased to $475,000. The Company also leased an apartment in New York City for Mr. Maconochie's use; has paid the rent thereon; and has grossed up taxes on income recognized by Mr. Maconochie as a result of such rent payments. The agreement has also entitled Mr. Maconochie to the Company-paid services of an independent public accountant selected by the Company to assist him in calculating his taxes. Mr. Maconochie ceased being President, Fragrance Division, as of October 1, 1999 and his employment with the Company terminated March 31, 2000. In accordance with the agreement, Mr. Maconochie's employment will terminate other than for cause prior to June 30, 2005 and Mr. Maconochie will not be entitled to the benefits of his "Agreement" described on page 11. As a result, Mr. Maconochie will retire and, in addition to his pension, will receive salary continuation payments for a period of 18 months.

     In connection with his 1999 transfer to the United States and his appointment as President, Fragrance Division, Mr. Lobbosco entered into a contract with the Company effective October 1, 1999 (the "1999 Contract"), which supersedes the 1998 contract into which the Company and Mr. Lobbosco had entered in connection with his 1998 transfer to Europe and his appointment as Area Manager, Europe, Africa, and Middle East Fragrances (the "1998 Contract"). The principal features of the Contracts are as follows:

          (a) Under the 1998 Contract, Mr. Lobbosco's annual base salary was set at the local currency equivalent of $385,000 per year. Under the 1999 Contract, his base salary was raised to $500,000 per year. Both Contracts contemplate annual reviews in accordance with Company policy.

          (b) Under the 1998 Contract, Mr. Lobbosco was granted a stock option award of 35,000 shares of Common Stock under the Company's Employee Stock Option Plan. Under the 1999 Contract, he was granted an additional stock option award of 25,000 shares pursuant to the same Plan.

          (c) Under the 1998 Contract the Company agreed to cause its United Kingdom subsidiary to lease an apartment in London, England for Mr. Lobbosco's use, and to pay the rent thereon. Under the 1999 Contract the Company agreed to lease an apartment in New York City for Mr. Lobbosco's use, and to pay the rent thereon.

          (d) Under both Contracts, taxes on income recognized by Mr. Lobbosco as a result of the Company's rent payments for the London and New York City apartments are to be grossed up. Both Contracts also provide that, to the extent that Mr. Lobbosco's effective aggregate income tax rate on his salary and incentive compensation exceeds a certain percentage (26% under the 1998 Contract and 30% under the 1999 Contract), the Company will reimburse Mr. Lobbosco, on a grossed up basis, for all taxes in excess of such rate in respect of such compensation income. Both Contracts also entitle Mr. Lobbosco to the Company-paid services of an independent public accountant to assist him in calculating his taxes.

          (e) Both Contracts provide that, under the pension arrangement applicable to Mr. Lobbosco, see "Pension Plans" at page 12, and depending on the date of his retirement, Mr. Lobbosco will receive a minimum aggregate monthly pension. The monthly pension ranged from $7,365 to $19,600 under the 1998 Contract, and ranges from $15,500 to $25,000 under the 1999 Contract.

          (f) Each Contract contemplates that Mr. Lobbosco's assignment covered by such Contract will expire no later than July 1, 2001, and provides that, from the date his assignment terminates until his retirement date, anticipated under the 1998 Contract to be December 31, 2002 and under the 1999 Contract to be July 1, 2003, Mr. Lobbosco will remain an employee of the Company, based in Buenos Aires, Argentina, performing such services as the Chief Executive Officer of the Company may request. Under both Contracts, during the applicable period Mr. Lobbosco's base salary will not be lower than that at the end of the assignment.

          (g) Each Contract also provides that, in the event Mr. Lobbosco's employment with the Company is terminated other than for cause prior to the anticipated retirement date under such Contract, and Mr. Lobbosco is not entitled to the benefits of his Agreement, Mr. Lobbosco will retire from the Company's employ on that date. He may elect to commence receiving his pension at that time or, in lieu thereof, to receive salary continuation payments for a period of 18 months under the 1998 contract and 24 months under the 1999 Contract (or a shorter period if the termination occurs after July 1, 2001).

     The Board approved, and the Company has entered into agreements (the "Agreements") with 13 of its present executives, including the executive officers listed in the Summary Compensation Table. The Agreements provide that if, within three years of a "change of control", as defined below, an executive is involuntarily terminated from employment by the Company or resigns following a substantial diminution in his duties, responsibilities or status or change in workplace or a decrease in his compensation of 10% or more, in each case which is not corrected following notice of objection by the executive, the executive will be entitled to receive a lump sum payment in an amount equal to the sum of:
(i) three times the higher of (a) his previous compensation for the calendar year prior to the year in which the change in control occurred or (b) the compensation for the calendar year prior to the year of termination, in each case including awards under the MICP, provided that such payment will not exceed three times the executive's "base amount" allocable to such payment pursuant to
Section 280 G of the Internal Revenue Code, (ii) all unpaid compensation under the Company's MICP or any other compensation plan of the Company, payment of which has been deferred including interest or other investment return thereon and (iii) for each share of Common Stock of the Company subject to any option held by the executive, whether or not such option is then exercisable, an amount equal to the difference between the exercise price thereof and a price equal to the highest of (a) the market price on the New York Stock Exchange at the close of business on the effective day of termination, (b) the price contained in any published tender offer made within one year before or after the date of change in control, (c) the price contained in any merger or acquisition agreement entered into by the Company and any third party within one year before or after the date of change in control, or (d) the market price on the New York Stock Exchange on the date of change in control, and, upon such payment, such option shall be deemed cancelled and annulled. The Agreements also provide for a three-year continuation of certain benefits under the Company's Pension Plan, Retirement Investment Fund Plan and any supplemental pension provided by the Company. However, if any payments to the executive, whether under the Agreement or otherwise, would be subject to the "golden parachute" excise tax under
Section 4999 of the Internal Revenue Code, as amended, the payment to the executive above will be reduced by the amount necessary to avoid the incurrence of such excise tax. Under the Agreements a "change of control" means the earlier to occur of the following events: (i) when any person, corporation, partnership, association, trust or other entity, or any "group," as defined in Section 13(d)(3) of the Exchange Act, becomes the "beneficial owner," as defined in Rule 13d-3 thereunder, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities; or (ii) when persons not nominated by the Board in the Company's most recent proxy statement constitute a majority of the members of the Board.

PENSION PLANS

     Of the executive officers named in the Summary Compensation Table, Messrs. Block, Corbett, Grisanti and Wetmore are participants in the Company's Pension Plan, a defined benefit plan, under which the Company makes periodic payments computed on an actuarial basis providing for fixed benefits for members in the event of retirement at age 65 (normal retirement date contemplated by the Plan). Benefits under the Pension Plan are calculated with respect to a five-year average of participating employees' covered compensation (base salary or wage plus cash bonus), subject to an offset for amounts received as Social Security benefits for service after November 30, 1979. The table below indicates, for purposes of illustration, the approximate amounts of annual retirement income (subject to the above Social Security offset and without taking into account any limitations under the Internal Revenue Code) that would have been payable upon retirement at December 1, 1999 on a straight life basis under various assumptions as to salary and years of service to employees in higher salary classifications who participate in the Pension Plan. Messrs. Block, Corbett, Grisanti and Wetmore have 7, 17, 39 and 8 years of service, respectively under the Pension Plan, which does not include service with foreign subsidiaries. To the extent that the amounts of annual retirement income exceed the maximum benefit limitations, including limitations under Section 415 of the Internal Revenue Code, such amounts are payable in the same form and manner under the Company's unfunded Supplemental Retirement Plan adopted on October 29, 1986, effective January 1, 1987. Mr. Maconochie and Mr. Lobbosco, who are not United States citizens, have significant amounts of service with foreign subsidiaries of the Company not covered by the Company's Pension Plan as a result of which they participate in separate unfunded arrangements providing pension benefits. Under Mr. Maconochie's arrangement, he will receive a pension benefit in accordance with a letter agreement between him and the Company's United Kingdom subsidiary dated March 31, 1990. As of December 31, 1999, at age 65 Mr. Maconochie is entitled to an annual benefit under this arrangement of $274,653. Under the arrangement applicable to Mr. Lobbosco, he will receive a pension benefit in accordance with the 1999 Contract. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 9. As of December 31, 1999, at age 65 Mr. Lobbosco is entitled to an annual benefit under the 1999 Contract of $186,000. No other named executive officer participates in this arrangement. Mr. Furlaud is not a participant in any pension plan of the Company.

                                        ESTIMATED ANNUAL PENSION FOR SPECIFIED YEARS OF SERVICE
   AVERAGE            ------------------------------------------------------------------------------------------
COMPENSATION             5          10          15         20          25          30         35          40
------------             -          --          --         --          --          --         --          --
$  400,000 .......... $ 34,884   $ 69,768    $104,652    $139,536   $160,056    $180,576    $201,096   $221,616
   500,000 ..........   43,605     87,210     130,815     174,420    200,070     225,720     251,370    277,020
   600,000 ..........   52,326    104,652     156,978     209,304    240,084     270,864     301,644    332,424
   700,000 ..........   61,047    122,094     183,141     244,188    280,098     316,008     351,918    387,828
   800,000 ..........   69,768    139,536     209,304     279,072    320,112     361,152     402,192    443,232
   900,000 ..........   78,489    156,978     235,467     313,956    360,126     406,296     452,466    498,636
 1,000,000 ..........   87,210    174,420     261,630     348,840    400,140     451,440     502,740    554,040
 1,100,000 ..........   95,931    191,862     287,793     383,724    440,154     496,584     553,014    609,444
 1,200,000 ..........  104,652    209,304     313,956     418,608    480,168     541,728     603,288    664,848
 1,300,000 ..........  113,373    226,746     340,119     453,492    520,182     586,872     653,562    720,252
 1,400,000 ..........  122,094    244,188     366,282     488,376    560,196     632,016     703,836    775,656
 1,500,000 ..........  130,815    261,630     392,445     523,260    600,210     677,160     754,110    831,060
 1,600,000 ..........  139,536    279,072     418,608     558,144    640,224     722,304     804,384    886,464

                                  REPORT OF THE
                    STOCK OPTION AND COMPENSATION COMMITTEE*

     The Stock Option and Compensation Committee of the Board (the "Committee") (all of the members of which are "outside directors" as that term is defined in Section 162(m) of the Internal Revenue Code ("Code")) is responsible for setting and administering the policies which govern the annual compensation paid to the executive officers, including the chief executive officer.

     The Committee recommends, for approval by the Board, the annual salaries of such officers, makes awards under the Management Incentive Compensation Plan (the "MICP"), grants employee stock options under the Company's stock option plans and determines the form and amount of compensation to be given to the Chief Executive Officer.

COMPENSATION POLICIES

     The Company's executive compensation policies are based on several criteria including, but not limited to, the goals established by the Company, the performance of the executive in accomplishing them, the performance of the Company itself, and finally, the competitive realities relating to the compensation required to secure the services and motivational commitment of the executive involved. Among other factors, the Committee takes into consideration the Company's sales and earnings, the return on equity and the performance of the Company's stock. The Committee is generally familiar with and also takes into consideration the sales, earnings and return on equity, as well as the performance of the stock, of other comparable companies. Those companies include companies which were selected on the basis of their lines of business set forth on the Performance Graph on page 16, but they also include companies in other lines of business as competition for executives extends beyond the Company's line of business. The Committee has not made an analysis of the compensation practices of other companies (which include non-public companies with which the Company competes for executives) but the Committee is generally familiar with the compensation practices of other companies and believes that the Company's compensation practices including both the type and amount of compensation paid to its executive officers are fair and appropriate under the circumstances.

     The Company, in general, intends to structure executive compensation to be deductible under Section 162(m) of the Internal Revenue Code. The Company also believes, however, that, under some circumstances, such as to attract or retain key executives or to recognize outstanding performance, it may be in the best interests of the Company and its shareholders to pay executive compensation in excess of that which may be deductible.

     The three basic components of the Company's executive compensation in 1999 were annual salaries, stock options and incentive compensation.

SALARIES

     The annual salaries for executive officers for the following fiscal year are usually recommended by the Committee and approved by the Board in December. Recommendations for the annual salaries for the officers other

----------

* The report of the Stock Option and Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

than the Chief Executive Officer are made by the Chief Executive Officer to the Committee, based on his firsthand knowledge of the contribution of each executive officer to his respective area of concentration. The Committee also reviews financial and other data reflecting the performance of the various executives' areas of responsibility and how such areas of responsibility contributed to the Company's overall performance, but there is no precise test or formula by which the recommended salary is related to performance. Rather than follow such a rigid standard, the Committee believes that the Company's interests are best served by having a flexible compensation policy that gives the Committee the leeway to fix compensation after considering the factors enumerated above and evaluating such factors as each situation requires.

     The annual salary recommendation for the Chief Executive Officer is determined separately by the Committee after reviewing the overall results of the Company during the prior year taking into account economic conditions. Eugene P. Grisanti, who served as Chairman of the Board, President and Chief Executive Officer until December 14, 1999, had an employment contract with the Company effective January 1, 1997, which was approved by the Committee. Under the contract, he was to receive a salary of $930,000 unless the Company's Board fixed a higher salary. It has been the Board's practice to have the Committee review all executive officers' salaries, including the Chief Executive Officer's salary, on an annual basis and make recommendations with respect to such salaries to the Board. Although consideration is given by the Committee to compensation for earlier years, the determination of the annual salary increase, if any, of the Chief Executive Officer as well as the other officers is based primarily upon events occurring during the most recent year including the Company's sales and earnings, the return on equity, the performance of the Company's stock, inflation and cost of living factors. Taking into account the factors stated above with respect to other executive officers, the Committee fixed Mr. Grisanti's salary for 1999 at the same rate as in 1998. Effective December 14, 1999, Richard M. Furlaud, until that date a non-employee director of the Company, was elected Chairman of the Board and Chief Executive Officer, to serve until the selection of a new Chairman and Chief Executive Officer pursuant to a search being conducted by the Board. Mr. Furlaud served without compensation in 1999, other than the compensation he had received before his election, as a non-employee director of the Company. For a description of that compensation, see "Summary Compensation" at page 5 and "Directors' Compensation" at page 8.

STOCK OPTIONS

     Stock options have long been a significant part of the long-term incentives awarded by the Company to its officers and its employees. Such plans have been successful in motivating the officers consistently to promote long-term shareholder value. Stock options, which return no monetary value to the recipient unless the shareholders as a whole also benefit from an increase in the stock price, have been a particularly effective means of promoting shareholder value and of attracting and retaining the services of qualified officers of the Company.

     The selection of the executive officers of the Company other than the Chief Executive Officer for participation in the plans, and the timing, pricing and the number of shares covered by individual options, are determined by the Committee, after considering the recommendations of the Chief Executive Officer and applying the above criteria, as well as taking into account options previously granted. As in the case of salaries, the Committee does not use a precise test or formula of corporate performance in determining either the timing or number of shares to be granted. The granting of stock options to the Chief Executive Officer is considered separately by the Committee applying the above policy guidelines, taking into account options and restricted stock previously granted. Recognizing Mr. Grisanti's contribution to the Company's overall performance in the past, the Committee made the 1999 option grant to Mr. Grisanti in order to motivate him to continue his efforts to improve the Company's performance. For a description of the disposition of such option, see "Employment Contracts and Termination of Employment and Change in Control Arrangements" at page 9.

INCENTIVE COMPENSATION

     Under the MICP as amended in 1995, the amount of bonus paid to the executive officers of the Company is determined from year to year. All of the Company's executive officers participate in the MICP. Under the MICP, the incentive compensation of those selected for participation by the Committee for each year is paid from an incentive fund for such year, the existence and amount of which is subject to a performance goal, specified in the MICP, equal to 10% of the amount by which the pretax consolidated earnings of the Company for such year exceed the sum of 20% of net capital (defined as the average of the amounts of the Company's consolidated capital and surplus at the beginning and end of such year) for such year, provided that the fund may not exceed for any year 10% of the amount of cash dividends paid by the Company in such year. No award to any participant may exceed the lesser of 15% of the incentive fund or 100% of his annual rate of salary. The Committee may exercise negative discretion to reduce the maximum award to any participant. Under regulations adopted by the Committee pursuant to the MICP, awards are payable in cash either currently in a lump sum or in installments that may be deferred in various ways. Under the MICP the Committee, following the criteria set forth above, and after the year-end results have been certified by the Company's independent public accountants, determines whether the MICP's performance goal has been met and, if it has been, so certifies. The Committee then allocates the incentive fund, or such portion thereof as the Committee has determined, to the participants and designates the manner in which awards are to be paid. For 1999, the performance goal was satisfied and the Committee so certified. With respect to 1999 incentive compensation under the MICP, the Committee did not use a precise test or formula in determining whether to reduce the maximum award to the executive officers including Mr. Grisanti. For a description of Mr. Grisanti's award for 1999 under the MICP, see "Employment Contracts and Termination of Employment and Change in Control Arrangements" at page 9.

RESTRICTED STOCK AWARD

     In connection with the restricted stock award to Mr. Grisanti, his employment contract requires that at least one of two alternative performance goals specified in the contract must be met with respect to the applicable installment of the award in order for the restrictions on that installment to lapse. See "Employment Contracts and Termination of Employment and Change in Control Arrangements" at page 9 for a discussion of the disposition of the third installment of 50,000 shares of the award, the restrictions on which were to have lapsed on February 28, 2000, and the fourth and fifth installments totaling 100,000 shares.

     In summary, the Company has an appropriate and competitive compensation program, which is designed to promote shareholder value and attract and retain qualified executives. The Company's compensation soundly balances base salary, bonus based on annual performance and the use of long-term incentives.

                                         William D. Van Dyke, III, Chairman
                                         Robin C. Duke
                                         Peter A. Georgescu
                                         Henry P. van Ameringen

                       INTERNATIONAL FLAVORS & FRAGRANCES INC.*
     TOTAL CUMULATIVE SHAREHOLDER RETURN FOR PERIOD ENDING DECEMBER 31, 1999

     (The following tabular information is a description, pursuant to Rule 304 of Regulation S-T, of a graph contained in the paper format of this Proxy Statement being sent to Shareholders.)

     ===========================================================================
     December 31 ....    1994      1995      1996      1997      1998      1999
     ----------------   ------    ------    ------    ------    ------    ------
                          ($)       ($)       ($)       ($)       ($)       ($)
     IFF ............   100.00    106.47    102.84    121.45    108.00     95.51
     S&P 500 ........   100.00    137.55    169.11    225.52    289.96    350.96
     Peer Group(2)...   100.00    127.06    154.84    202.30    220.13    199.66
     ===========================================================================

----------

(1) Total return assumes that the value of an investment in the Company's common stock and each index was $100 on December 31, 1994, and that all dividends were reinvested.

(2) The Peer Group consists of the following companies: Alberto Culver Company, Avon Products, Inc., Block Drug Co., Inc., Church & Dwight Co., Inc., Ecolab Inc., Ethyl Corp., W.R. Grace & Co., Hershey Foods Corp., McCormick & Company, Inc., Morton International, Inc., NCH Corp., Nalco Chemical Company, The Quaker Oats Company, Ralston Purina Company, and Wm. Wrigley Jr. Company. The performance of the Peer Group is weighted based on market capitalization. For the year ended December 31, 1995, Helene Curtis Industries, Inc. was included in the Peer Group, but was omitted for the years ended December 31, 1996 and after, since, in light of its acquisition by Unilever United States, Inc., it is no longer a separate reporting entity. For the years ended December 31, 1996 and earlier, Tambrands Inc. was included in the Peer Group, but was omitted for the years ended December 31, 1997 and after, since, in light of its acquisition by The Procter & Gamble Company, it is no longer a separate reporting entity.

* The Comparison of Five Year Cumulative Total Return shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the 1933 Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Stock Option and Compensation Committee of the Board consists of Mrs. Duke and Messrs. Georgescu, van Ameringen and Van Dyke. Mr. Van Dyke is Senior Vice-President of Salomon Smith Barney, Inc. which has received commissions for brokerage services performed in connection with securities transactions on behalf of the Company and its retirement plans.

STOCK OWNERSHIP

     The following is a tabulation as of December 31, 1999 of those shareholders of the Company who own beneficially in excess of 5% of the Company's Common Stock determined in accordance with Rule 13d-3 under the Exchange Act.

                                                    NO. OF SHARES AND NATURE OF BENEFICIAL OWNERSHIP
                                          ----------------------------------------------------------------
 TITLE                                       SOLE VOTING        SOLE          SOLE       SHARED VOTING       PERCENT
  OF           NAME AND ADDRESS                AND             VOTING      INVESTMENT         AND              OF
 CLASS       OF BENEFICIAL OWNER          INVESTMENT POWER     POWER          POWER     INVESTMENT POWER      CLASS
-------     ----------------------        ----------------     ------      ----------   ----------------     --------
Common      George Rowe, Jr. ..........       15,500             0                 0         7,009,739(1)      6.7%
  Stock     One Rockefeller Plaza
            New York, NY 10020

Common      State Farm Mutual
  Stock       Automobile Stock
              Insurance Company
              and related entities ....    7,030,038             0                 0                 0         6.7%
            One State Farm Plaza
            Bloomington, IL 61701

Common      Henry van Ameringen .......    2,567,011             0                 0         5,377,365(1)      7.6%
  Stock     509 Madison Avenue
            New York, NY 10022

Common      Trust, c/o J.P. Morgan
  Stock       Florida, FSB ............            0             0                 0         5,442,762(2)      5.2%
            109 Royal Palm Way
            Palm Beach, FL 33480

Common      Henry G. Walter, Jr. (3) ..      160,135             0                 0         6,185,350(1)      6.0%
  Stock     509 Madison Avenue
            New York, NY 10022

Common      Capital Research and
  Stock       Management Co. ..........            0             0         8,636,600                 0         8.2%
            333 South Hope St.
            Los Angeles, CA 90071

Common      T. Rowe Price
  Stock       Associates, Inc. (4) ....            0       1,187,105       6,163,262                 0         5.9%
            100 East Pratt St.
            Baltimore, MD 21202

----------

(1)  See Note 5 on page 4.

(2) Held of record by CEDE & Co. as nominee for a trust of which Mr. and Mrs. William D. Van Dyke, III and J. P. Morgan Florida, FSB are co-trustees, who should be considered the beneficial owners of such shares with shared voting and investment power. Mrs. Van Dyke is also beneficial owner of 129,426 shares in which she has sole voting and investment power and 1,830,774 shares over which she has shared voting and investment power. See footnote 6 on page 4 for additional shares beneficially owned by Mr. Van Dyke. J. P. Morgan and related entities also beneficially own 307,842 shares over which they have sole voting power and 303,558 shares over which they have sole investment power, and 16,200 shares over which they have shared voting power and 20,484 shares over which they have shared investment power.

(3) The number of shares beneficially owned by Mr. Walter listed above does not include the beneficial interest of Mr. Walter's wife in 20,939 shares owned directly by her. Mr. Walter disclaims any beneficial interest in any such shares.

(4) The aggregate amount beneficially owned by T. Rowe Price Associates ("Price Associates") is 6,163,262 shares. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

     As of December 31, 1999 the executive officers and directors of the Company (16 persons) and Messrs. Block, Grisanti and Maconochie beneficially owned in the aggregate shares of the Company's Common Stock as set forth below:

                                                                        AMOUNT OF
                                                                        BENEFICIAL        PERCENT
TITLE OF CLASS                    NAME                                OWNERSHIP(1)(2)     OF CLASS
--------------                    ----                                ---------------     --------
 Common Stock ...........All directors and officers as a group ......   17,820,857         17.0%
 Common Stock ...........S. A. Block ................................       43,598           (3)
 Common Stock ...........E. P. Grisanti (4) .........................    1,855,514          1.8%
 Common Stock ...........S. R. Maconochie ...........................       48,667           (3)

----------

(1) Includes 647,004 shares of Common Stock which the directors and officers of the Company have (or will have as of 60 days after such date) the right to acquire under stock options granted by the Company.

(2) Adjusted to eliminate duplicate holdings of the same shares by two or more officers and directors. Except for the shares included in footnotes 5 and 6 on page 4, the remaining shares listed as beneficially owned by all directors and officers in the aggregate are subject to the sole voting and investment power of the individual directors or officers whose shares are included in such number.

(3)  Less than .1%.

(4) The number of shares beneficially owned by Mr. Grisanti listed above includes 437,900 shares with respect to which, as of December 31, 1999, he had sole voting and investment power, 150,000 shares as to which he had sole voting power but no investment power (see "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" at page 9) and 1,267,614 shares with respect to which he had shared voting and investment power.

SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the next Annual Meeting of Shareholders must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy with respect to that meeting by

November 30, 2000. If any shareholder of Registrant intends to present a proposal at the next annual meeting of shareholders of Registrant but not to include the proposal in the Registrant's Proxy Statement and form of proxy with respect to that meeting and fails to notify the Registrant of such proposal prior to February 13, 2001, then the Board's proxies will be allowed to use their discretionary voting authority when the proposal is raised at the annual meeting without any discussion of the matter in the proxy statement.

ADDITIONAL INFORMATION

     The Company has selected PricewaterhouseCoopers LLP to be its principal independent accountants for 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The Company paid to Messrs. Fulton, Rowe, Hart & Coon, of which Mr. Rowe, a director of the Company, is a member, $260,016 for legal services in 1999.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     In 1999, Mr. Georgescu, a director of the Company, did not file on a timely basis one report required by Section 16 of the Exchange Act relating to his appointment as a director of the Company.


           PROPOSED 2000 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     The Company's Stock Option Plan for Non-Employee Directors, which was adopted on March 13, 1990, was approved by the shareholders on May 10, 1990 (the "1990 Plan"). The 1990 Plan expired after the grant of options on May 20, 1999.

     The Board believes that the 1990 Plan has fulfilled its purpose and was of significant benefit to the Company and its shareholders. Accordingly, to attract and retain the services of qualified independent directors of the Company and provide additional incentive for such directors to work for the best interests of the Company and its shareholders, the grant of a limited number of non-qualified stock options at 100% of their fair market value on the date of grant is a desirable and useful means to further strengthen the outside directors linkage with shareholder interest.

     The Board, on February 8, 2000, approved the Company's 2000 Stock Option Plan for Non-Employee Directors (the "2000 Directors' Plan"), subject to shareholder approval. Pursuant to the 2000 Directors' Plan, options for 3,000 shares each will be automatically granted to each non-employee director (including any such members elected to the Board by the shareholders on the date of grant of an option) in each year commencing in 2000 and ending in 2009, and each such grant in each year shall be made on the date of the Annual Meeting of the Shareholders of the Company in that year.

     The favorable vote of the holders of a majority of the votes cast at the Annual Meeting by the holders of shares entitled to vote thereon is required in order to adopt the 2000 Directors' Plan. The Board of considers it in the best interests of the Company and the stockholders to approve the 2000 Directors' Plan and recommends that the shareholders vote in favor of the following resolution which will be presented to the meeting.

          "RESOLVED, that the Company's 2000 Stock Option Plan for Non-Employee Directors, in the form presented to this meeting, be, and it hereby is, approved."

     A total of 450,000 shares of Common Stock of the Company may be issued upon the exercise of options granted under the 2000 Directors' Plan. The total number of shares covered by individual options to any individual over the ten years of the 2000 Directors' Plan shall not exceed 30,000 shares. If any options expire or terminate without being exercised in full, including options voluntarily surrendered for cancellation, the shares subject thereto which have not been purchased in accordance with the terms of such options shall be available for the grant of new options under the 2000 Directors' Plan.

     The option price must be at least the fair market value of the stock on the date of grant. No option may be for longer than ten years, and no option may be granted after the 2009 Annual Meeting of Shareholders, although options may extend beyond that date. Up to one-third of the shares covered by an option may be purchased at any time after 24 months from the date of grant; up to two-thirds at any time after 36 months; and all the shares at any time after 48 months from such date. Upon exercise of any option the director may pay for the stock covered by the option with Common Stock of the Company, providing the director has held such Common Stock for at least six months, or such longer period as determined by the Board. Options issued under the 2000 Directors' Plan will be evidenced by agreements in such form as the Board or the Stock Option and Compensation Committee (the "Committee") may approve.

     Each option is exercisable as follows: (a) by an active director or a designated beneficiary at any time until the 10th anniversary after the date of grant; (b) by a director at or after age 65 if he or she resigns, has not been reelected, becomes totally disabled or retires or, if the director has designated a beneficiary, by the beneficiary, until its expiration date as to the balance of the shares the director was entitled to purchase at the date of such resignation, non-election, disability or retirement; (c) by a director prior to age 65 if he or she resigns, has not been reelected, becomes totally disabled or retires or, if the director has designated a beneficiary, by the beneficiary, within 3 months thereafter (but not more than 120 months after the date of grant) as to the balance of the shares the director was entitled to purchase at the date of such resignation, non-election, disability or retirement; and (d) in the event of a director's death either while a director or after having ceased to be a director, by his or her legal representatives, distributees or legatees, or his designated beneficiary, within 12 months after his or her death or such longer period as the Committee may permit (but not more than 120 months after the date of grant) with respect to any shares the director was entitled to purchase under the option at the date of his or her death, except that, in the case of the director's death before the option fully becomes exercisable, his or her legal representatives, legatees or designated beneficiary may exercise his or her option for a pro-rata portion of the total number of shares subject thereto. The director may designate as a beneficiary any family member or members, any trust for the benefit of any family member or members, or other entity in which any family member or members have a 50% interest. Except as provided above or otherwise permitted by the Committee, no option may be assigned or transferred in any way by the director. If a director attempts to make any prohibited assignment or transfer, the unexercised portion of the option becomes null and void.

     Each option agreement will contain an anti-dilution provision for adjustment of the number of shares and the price per share to take account of any stock splits, stock dividends or similar transactions.

     The Board may discontinue or amend the 2000 Directors' Plan in any respect, without shareholder consent, except that if shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange on which the Common Stock may be listed, or otherwise required by Board action, such action will be subject to the approval of the holders of a majority of outstanding shares of the Company; provided, however, that, without the consent of an affected optionee, no such action may materially impair the rights of such optionee under any option previously granted to him or her.

     In the event of a "change in control" of the Company, defined in the 2000 Directors' Plan in the same way as in the Company's 2000 Stock Award and Incentive Plan (see below), all options previously granted to a director will become immediately exercisable in full, and he or she or his or her legal representatives, distributees or legatees in the event of the death of a director may exercise within 3 months thereafter (but not later than the respective expiration dates of the options) any and all outstanding options.

     All options granted under the 2000 Directors' Plan are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company has been advised by its counsel that if shares of Common Stock of the Company are issued to a director upon exercise of a stock option, (i) no income will be realized by him or her at the time of grant of such option to him or her; (ii) upon exercise of the option, he or she will realize as income, taxable at ordinary income rates in the year of exercise, an amount equal to the excess of the market price on the date of exercise over the option price of such shares, and the amount of such excess will be deductible as compensation for federal income tax purposes by the Company in the year of exercise; (iii) the income realized upon exercise of an option will not be subject to the alternative minimum tax; (iv) any gain or loss upon a subsequent disposition of the option shares will be treated under the provisions of the Code applicable to capital gains and losses and (v) the director may add the amount of income described in the preceding clause (ii) to his or her tax basis in such shares for purpose of computing any subsequent capital gain or loss. The Company will be entitled to a tax deduction in an amount equal to the total amount of ordinary income realized by the director. The foregoing summary does not discuss the effect of state and local taxes.

     The shares reserved for issuance under the 2000 Directors' Plan are approximately 1/2 of 1% of the number of shares outstanding on February 15, 2000. The proceeds received by the Company upon the exercise of options will be added to the general funds of the Company and will be used for such corporate purposes as the Board may determine.

     Six of the Company's present 11 directors are eligible to receive options under the 2000 Directors' Plan. The closing price of the Common Stock of the Company on the New York Stock Exchange on March 17, 2000 was $35.00 per share.

     Because options will be granted automatically each year for ten years and the number of options to be granted, the term, exercise price and other material features of the options are fixed, the Committee will exercise no discretion with respect to the grant of options under the 2000 Directors' Plan.

     The Board concurred in management's recommendation to grant stock options as described above and has therefore approved the adoption of the 2000 Directors' Plan, subject to approval by the shareholders. The full text of the Plan is set forth in Exhibit A attached hereto.


                  PROPOSED 2000 STOCK AWARD AND INCENTIVE PLAN

GENERAL

     The Board, on March 9, 2000, approved the Company's 2000 Stock Award and Incentive Plan (the "2000 Award Plan"), subject to shareholder approval, and has determined that it is in the best interests of the Company to adopt the 2000 Award Plan to enhance the ability of the Company to link pay to performance on a tax-efficient basis. The Board believes that attracting and retaining executives and other key employees of high quality has been and will continue to be essential to the Company's growth and success. To this end, a comprehensive compensation program which includes different types of incentives for motivating employees and rewards for outstanding service can contribute to the Company's future success. In particular, the Company intends to use stock options and stock-related awards as an important element of compensation for executives and other employees, because such awards enable them to acquire or increase their proprietary interest in the Company, thereby promoting a closer identity of interests between them and the Company's shareholders. In addition, annual incentive awards and other performance-based awards will provide incentives for achieving specific performance objectives. The Board therefore views the 2000 Award Plan as a key part of the Company's compensation program.

     The 2000 Award Plan would replace the Company's MICP. The 2000 Award Plan would allow the Company to continue to grant performance-based awards similar to those under the MICP and the Company's existing option plans, but would also authorize a broad range of other awards, including options, restricted and deferred stock, performance awards, stock appreciation rights ("SARs") and other types of awards based on the Company's Common Stock (collectively, "Awards").

VOTE REQUIRED FOR APPROVAL

     Approval of the 2000 Award Plan will require the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting by the holders of shares entitled to vote thereon. The full text of the Plan is set forth in Exhibit B hereto.

     The Board considers the 2000 Award Plan to be in the best interests of the Company and its shareholders and recommends that the shareholders vote in favor of the following resolution which will be presented to the meeting.

               "RESOLVED, that the Company's 2000 Stock Award and Incentive Plan, in the form presented to this meeting, be, and it hereby is, approved."

REASON FOR SHAREHOLDER APPROVAL

     The Board seeks shareholder approval of the 2000 Award Plan in order to satisfy certain legal requirements and to provide tax advantages to the Company and participants. Thus, approval of the 2000 Award Plan will meet a requirement of the New York Stock Exchange.

     In addition, the Board seeks to preserve the Company's ability to claim tax deductions for compensation, to the greatest extent practicable. Therefore, the Company is seeking shareholder approval of the material terms of performance awards to certain executives under the 2000 Award Plan, in order to meet a key requirement for such awards to qualify as "performance-based" compensation under
Section 162(m) of the Code. Section 162(m) limits the deductions a publicly held company can claim for compensation in excess of $1 million paid to certain executive officers (generally, the officers who are "named executive officers" in the summary compensation table in a company's proxy statement). "Performance-based" compensation is not counted against the $1 million deductibility cap. If the 2000 Plan is approved by shareholders, performance awards intended by the Committee to qualify as "performance-based" compensation will be payable only upon achievement of pre-established performance goals, subject to any additional requirements and terms as the Committee may establish. Such performance awards can be used to place strong emphasis on the building of value for all shareholders. For purposes of Code Section 162(m), approval of the 2000 Award Plan will be deemed also to include approval of the eligibility of executive officers and other eligible persons to participate, the per-person limitations described below under the caption "Shares Available and Award Limitations," and the general business criteria upon which performance objectives for performance awards are based and the specific formula under the annual incentive pool, described below under the caption "Performance-Based Awards." Because shareholder approval of general business criteria, without specific targeted levels of performance, qualifies performance awards for a period of approximately five years, shareholder approval of such business criteria will meet the requirements under Section 162(m) until 2005. Shareholder approval of the performance goal inherent in stock options and SARs and of the funding formula for the annual incentive pool is not subject to a time limit under Section 162(m).

     Shareholder approval will also allow the Committee to designate options as "incentive stock options," if it chooses, to provide tax advantages to participants. These advantages are explained below.

DESCRIPTION OF THE 2000 AWARD PLAN

     The following is a brief description of the material features of the 2000 Plan. This description is qualified in its entirety by reference to the full text of the Award Plan, a copy of which is attached to this Proxy Statement as Exhibit B.

     Shares Available and Award Limitations. The number of shares of Common Stock reserved and available for Awards under the 2000 Award Plan will be 4.5 million shares, or 4.3% of the shares outstanding on February 29, 2000. Other than the Company's existing stock option plans and the proposed 2000 Award Plan, the Company has no plan in effect under which options and stock-based awards may be granted to employees. If shareholders approve the 2000 Directors' Plan and the 2000 Award Plan, the total number of shares that would be available under the two plans would be 4,950,000 shares, or 4.8% of the shares outstanding on February 29, 2000. As discussed below, this number is subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events.

     The 2000 Award Plan limits the number of shares that may be issued as Awards other than options and SARs (for example, as restricted stock) to a maximum of 30% of the shares reserved under the 2000 Award Plan.

     Shares subject to forfeited or expired Awards or to Awards settled in cash or otherwise terminated without issuance of shares to the participant, and shares withheld by or surrendered to the Company to satisfy withholding tax obligations or in payment of the exercise price of an Award, will be deemed to be available for new Awards under the 2000 Award Plan. Under the 2000 Award Plan, shares subject to an Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary will not count against the number of shares reserved and available. Shares delivered under the 2000 Award Plan may be either newly issued or treasury shares. On March 17, 2000, the closing price of the Company's Common Stock on the composite tape for New York Stock Exchange-listed securities was $35.00 per share.

     In addition, the 2000 Award Plan includes a limitation on the amount of Awards that may be granted to any one participant in a given year in order to qualify Awards as "performance-based" compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, no participant may in any year be granted share-denominated Awards under the 2000 Award Plan relating to more than his or her "Annual Limit" for each type of Award. The Annual Limit equals 2 million shares plus the amount of the participant's unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. For purposes of this limitation, options, SARs, restricted stock, deferred stock, and other stock-based awards are separate types of Awards subject to a separate limitation. In the case of cash-denominated Awards, the 2000 Award Plan limits the annual incentive Award that may be earned by a participant in a given year to a maximum of 50% of the annual incentive pool, and limits other types of performance Awards that may be earned by a participant to the participant's defined Annual Limit, which for this purpose equals $6 million plus the amount of the participant's unused cash Annual Limit as of the close of the previous year. The per person limit for annual incentive Awards, for other cash-denominated performance Awards, and each type of share-based Award applies separately to its respective type of Award.

     Adjustments to the number and kind of shares subject to the share limitations and specified in the Annual Limits are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the Common Stock. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to Awards intended to qualify as "performance-based" generally must conform to requirements under Section 162(m).

     Eligibility. Executive officers and other employees of the Company and its subsidiaries, and non-employee directors, consultants and others who provide substantial services to the Company and its subsidiaries, are eligible to be granted Awards under the 2000 Award Plan. In addition, any person who has been offered employment by the Company or a subsidiary may be granted Awards, but such prospective grantee may not receive any payment or exercise any right relating to the Award until he or she has commenced employment or the providing of services. At present, approximately 4,800 persons would be eligible for Awards under the 2000 Award Plan.

     Administration. The 2000 Award Plan is administered by the Committee, except that the Board may appoint any other committee to administer the Plan and may itself act to administer the Plan. The Board must perform the functions of the Committee for purposes of granting Awards to non-employee directors. (References to the "Committee" below mean the Committee or the full Board exercising authority with respect to a given Award.) Subject to the terms and conditions of the 2000 Award Plan, the Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of shares to which Awards will relate or the amount of a performance award, specify times at which Awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the Plan, and make all other determinations which may be necessary or advisable for the administration of the Plan. Nothing in the 2000 Award Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers. The 2000 Award Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Plan.

     Stock Options and SARs. The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the excess of the fair market value of a share on the date of exercise or other specified date over the grant price of the SAR. The exercise price of an option and the grant price of an SAR are determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant (except as described below). The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events, generally are fixed by the Committee, subject to a restriction that no ISO, or SAR in tandem therewith, may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares or other property (possibly including notes or obligations to make payment on a deferred basis, or through broker-assisted cashless exercise procedures) or by surrender of other outstanding Awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Committee. SARs granted under the 2000 Award Plan may include limited SARs exercisable for a stated period of time following a change in control of the Company, as discussed below.

     Restricted and Deferred Stock. The Committee is authorized to make Awards of restricted stock and deferred stock. Prior to the end of the restricted period, shares received as restricted stock may not be sold or disposed of by participants, and may be forfeited in the event of termination of employment. The restricted period generally is established by the Committee, but restricted stock must vest over a minimum period of one year except in the case of the participant's death, disability or retirement, a change in control of the Company, or other special circumstances. An Award of restricted stock entitles the participant to all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee. Deferred stock gives participants the right to receive shares at the end of a specified deferral period, subject to forfeiture of the Award in the event of termination of employment under certain circumstances prior to the end of a specified restricted period (which need not be the same as the deferral period). Prior to settlement, deferred stock Awards carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents may be paid on such deferred stock.

     Other Stock-Based Awards, Bonus Shares, and Awards in lieu of Cash Obligations. The 2000 Award Plan authorizes the Committee to grant Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares. The Committee will determine the terms and conditions of such Awards, including the consideration to be paid to exercise Awards in the nature of purchase rights, the periods during which Awards will be outstanding, and any forfeiture conditions and restrictions on Awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of the Company's obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

     Performance-Based Awards. The Committee may grant performance-based Awards, which may be cash-denominated Awards or share-based Awards. Generally, performance-based Awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of Awards being granted or becoming exercisable or settleable under the 2000 Award Plan, or as a condition to accelerating the timing of such events. Performance may be measured over a period of up to one year or a longer period specified by the Committee. The 2000 Award Plan authorizes the Committee to grant performance-based Awards, other than annual incentive awards (discussed below), that qualify under Section 162(m) of the Code and therefore are fully tax deductible by the Company. The business criteria to be used by the Committee in establishing performance goals applicable to those performance Awards to named executives will be selected from among the following: (1) net sales; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets (gross or net), return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (6) economic value created; (7) operating margin or profit margin; (8) stock price or total shareholder return; (9) dividend payout as a percentage of net income; and(10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The Committee may specify that any such criteria will be measured before or after extraordinary or non-recurring items, before or after service fees, or before or after payments of Awards under the 2000 Award Plan. The Committee may set the levels of performance required in connection with performance Awards as fixed amounts, goals relative to performance in prior periods, as goals compared to the performance of one or more comparable companies or an index covering multiple companies, or in any other way the Committee may determine.

     Annual Incentive Awards. The Committee is authorized to grant annual incentive awards, settleable in cash or in shares upon achievement of preestablished performance objectives achieved during a specified period of up to one year. The performance objectives may be one or more of the performance objectives available for other performance awards under the 2000 Award Plan, as described in the preceding paragraph. Either together with or as an alternative to such performance objectives, the Committee may determine that annual incentive Awards will be earned only if and to the extent an annual incentive pool becomes funded, on a hypothetical basis. In such event, the annual incentive pool for each fiscal year will equal 10% of the amount by which the pretax consolidated earnings exceed 20% of net capital for that year, except this funding will in no event exceed 10% of the amount of cash dividends paid by the Company during the year. For this purpose, pretax consolidated earnings for a fiscal year means (i) the Company's consolidated net earnings for the year before extraordinary items and before the cumulative effect of accounting changes, plus (ii) the amount provided for all income taxes for the year, plus (iii) the amount of the annual incentive pool for the year. "Net capital" for any year means the arithmetic average of the amounts of the consolidated capital and surplus of the Company as at the beginning and the end of such year, before extraordinary items and before the cumulative effect of accounting changes. The Committee generally must establish the terms of annual incentive Awards, including, if applicable, the applicable performance goals and the corresponding amounts payable (subject to per person limits), and/or the amounts allocable out of the annual incentive pool, other terms of settlement, and all other terms of these Awards not later than 90 days after the beginning of the fiscal year.

     Other Terms of Awards. Awards may be settled in cash, shares, other Awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 2000 Plan. The Committee may condition Awards on the payment of taxes such as by withholding a portion of the shares or other property to be distributed (or receiving previously acquired shares or other property surrendered by the participant) in order to satisfy tax obligations. Awards granted under the 2000 Award Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may permit transfers in individual to beneficiaries during the participant's lifetime, primarily for estate planning purposes.

     Awards under the 2000 Award Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in substitution for, exchange for or as a buyout of other Awards under the 2000 Award Plan, awards under other Company plans, or other rights to payment from the Company, and may exchange or buy out outstanding Awards for cash or other property. The Committee also may grant Awards in addition to and in tandem with other Awards, awards, or rights as well. In granting a new Award, the Committee may determine that the in-the-money value of any surrendered Award may be applied to reduce the exercise price of any option, grant price of any SAR, or purchase price of any other Award.

     Vesting, Forfeitures, and Acceleration Thereof. The Committee may in its discretion determine the vesting schedule of options and other Awards, the circumstances that will result in forfeiture of the Awards, the post-termination exercise periods of options and similar Awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any Award. In addition, the 2000 Award Plan provides that, in the event of a Change in Control of the Company, outstanding Awards will immediately vest and be fully exercisable, any restrictions, deferral of settlement and forfeiture conditions of such Awards will lapse, and goals relating to performance-based awards will be deemed met or exceeded to the extent specified in the performance-award documents. A Change in Control means generally (i) any person or group acquires voting securities and as a result is a beneficial owner of 40% or more of the voting power of the Company's voting securities (excluding certain existing shareholders), (ii) a change in the Board's membership such that the current members, or those elected or nominated by vote of two-thirds of the current members and successors elected or nominated by them (the "Continuing Directors"), cease to represent a majority of the Board in any period of less than two years, (iii) certain mergers or consolidations substantially reducing the percentage of voting power held by shareholders prior to such transactions, (iv) shareholder approval of a sale or liquidation of all or substantially all of the assets of the Company, or (v) any other event which the Board determines shall constitute a Change in Control for purposes of the 2000 Award Plan. The Board and the Continuing Directors may determine that an event which otherwise would constitute a Change in Control will not result in accelerated vesting or other enhancements of rights under the 2000 Plan, but in such case steps must be taken so that the Award remains outstanding, with appropriate adjustments, after any merger or other transaction is completed, that the value of the Award is not impaired, and that a participant will be entitled to enhanced rights under the Award if he or she later is terminated other than for cause or terminates for good reason within two years after the event.

     Amendment and Termination of the 2000 Award Plan. The Board may amend, alter, suspend, discontinue, or terminate the 2000 Award Plan or the Committee's authority to grant Awards thereunder without shareholder approval unless shareholder approval is required by law, regulation, or stock exchange rule. The Board may, in its discretion, submit other amendments to shareholders for approval. Under these provisions, shareholder approval will not necessarily be required for amendments which might increase the cost of the 2000 Award Plan or broaden eligibility. Unless earlier terminated, the 2000 Award Plan will terminate at such time that no shares reserved under the Plan remain available and the Company has no further rights or obligations with respect to any outstanding Award.

     Because future Awards under the 2000 Award Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such Awards cannot be determined at this time. Information regarding the Company's recent practices with respect to annual, long-term, and stock-based compensation under other plans and stock options under such Plans is presented above, see "Summary Compensation" at page 5, and in note 9 to the Corporation's financial statements for the year ended December 31, 1999, in the Annual Report which accompanies this Proxy Statement.

FEDERAL INCOME TAX IMPLICATIONS OF THE 2000 AWARD PLAN

     The following is a brief description of the federal income tax consequences generally arising with respect to Awards that may be granted under the 2000 Award Plan. The grant of an option (including a stock-based Award in the nature of a purchase right) or an SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an ISO (except that the alternative minimum tax may apply). Upon exercising an option which is not an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash received.

     Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in such shares (generally, the tax "basis" is the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

     The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with options and SARs. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to disposition of the shares.

     With respect to other Awards granted under the 2000 Award Plan that result in a transfer to the participant of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. Except as discussed below, the Company generally will be entitled to a deduction for the same amount. With respect to Awards involving shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the earliest time the shares or other property become transferable or not subject to a substantial risk of forfeiture. Except as discussed below, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares (e.g., restricted stock) or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

     As discussed above, compensation that qualifies as "performance-based" compensation is excluded from the $1 million deductibility cap of Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the 2000 Plan, options granted with an exercise price or grant price at least equal to 100% of fair market value of the underlying shares at the date of grant will be, and Awards which are conditioned upon achievement of performance goals may be, intended to qualify as such "performance-based" compensation. A number of requirements must be met, however, in order for particular compensation to so qualify. Accordingly, there can be no assurance that such compensation under the 2000 Award Plan will be fully deductible under all circumstances. In addition, other Awards under the 2000 Award Plan generally will not so qualify, so that compensation paid to certain executives in connection with such Awards may, to the extent it and other compensation subject to Section 162(m)'s deductibility cap exceed $1 million in a given year, be subject to the limitation of Section 162(m).

     The foregoing provides only a general description of the application of federal income tax laws to certain types of Awards under the 2000 Award Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2000 Award Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2000 Award Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.


                                  OTHER MATTERS

     As of the date of this Proxy Statement the Board is not aware that any matters other than those specified above are to be presented for action at the meeting. If any other matters should come before the meeting, proxies in the enclosed form will be voted on such matters in accordance with the judgment of the person or persons voting the proxies, unless otherwise specified. Shares of Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal. All executed proxies will be voted in accordance with the instructions contained therein. In accordance with the Board's recommendations, executed proxies returned by shareholders will be voted, if no contrary instruction is indicated, FOR the election of the 10 nominees described herein, FOR the proposal to approve the 2000 Stock Option Plan for Non-Employee Directors and FOR the proposal to approve the 2000 Stock Award and Incentive Plan. With respect to the required vote on any particular matter, abstentions and votes withheld by nominee recordholders will not be treated as votes cast or as shares present or represented.

     THE COMPANY WILL ON A REQUEST IN WRITING PROVIDE WITHOUT CHARGE TO EACH PERSON FROM WHOM PROXIES ARE BEING SOLICITED FOR THE COMPANY'S ANNUAL MEETING A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE EXCHANGE ACT. A REQUEST FOR THE COMPANY'S ANNUAL REPORT ON FORM 10-K SHOULD BE MADE TO STEPHEN A. BLOCK, SECRETARY, INTERNATIONAL FLAVORS & FRAGRANCES INC., 521 WEST 57TH STREET, NEW YORK, N.Y. 10019.

     THE BOARD OF DIRECTORS INVITES YOU TO ATTEND THE MEETING IN PERSON. IF YOU ARE UNABLE TO DO SO, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                       By Order of the Board of Directors,

                                                            STEPHEN A. BLOCK
                                                                   Secretary

March 29, 2000

                                                                       EXHIBIT A

                     INTERNATIONAL FLAVORS & FRAGRANCES INC.
                2000 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     International Flavors & Fragrances Inc., a New York corporation (herein called "IFF", hereby establishes the 2000 Stock Option Plan for Non-Employee Directors (herein called the "Plan") on the following terms and conditions:

     1. Purpose: To attract and retain the services of qualified independent directors of IFF who are not employees of IFF and provide additional incentive for such directors to work for the best interest of IFF and its shareholders.

     2. Method of Adoption: By the approval of the Board of Directors of IFF (herein called the "Board") and of the holders of a majority of the shares of IFF Common Stock, par value of $.12-1/2 each ("Common Stock").

     3. Grant of Options: An option to purchase 3,000 shares of Common Stock will be automatically granted to each non-employee director in each year commencing in 2000 and ending in 2009, and each such grant in each year shall be made on the date of the Annual Meeting of Shareholders of IFF in that year.

     4. Number of Shares: The Plan shall cover an aggregate of 450,000 shares of Common Stock. Either authorized and unissued shares or treasury shares may be used. If any options expire or terminate without being exercised in full, including options voluntarily surrendered for cancellation, the shares subject thereto which have not been purchased in accordance with the terms of such options shall be available for the grant of new options under the Plan.

     5. Purchase Price: The purchase price per share for any stock optioned at any time under this Plan shall be the fair market value thereof on the date of granting the option. Upon exercise of any stock option the director may pay for the stock covered by the stock option with Common Stock of IFF taken at its fair market value, providing the director has held such Common Stock for at least six months or such longer period as determined by the Board.

     6. Eligibility: All members of the Board who are not employees of IFF or one of its subsidiaries (including subsidiaries which may become such after adoption of this Plan), at the close of business on the date of grant of an option, including any such members elected to the Board by the shareholders on the date of grant.

     7. Individual Options: The maximum number of shares for which stock options may be granted to any individual under the Plan shall be 30,000.

     8. Exercise of Options: Each stock option may be exercised as follows: up to one-third of the shares covered at any time after 24 months from the date of grant, up to two-thirds of such shares at any time after 36 months from such date; and all the shares at any time after 48 months from such date. The foregoing notwithstanding, the Board may modify this vesting schedule or accelerate the vesting of any option and vary the post-termination exercise period thereof. An option may not be exercised, if, in the opinion of counsel for IFF, exercise of the option or delivery of shares pursuant thereto might result in a violation of any law or regulation of an agency of government or have an adverse effect on the listing status or qualification of the IFF shares on any securities exchange.

     9. Exercise Period; Persons Entitled to Exercise Options: Except as otherwise provided in Section 14 and Section 16, each stock option shall be exercisable as follows:

     (a) An active director who has not transferred the option to a "Beneficiary", as hereinafter defined, or a Beneficiary to whom an active director has transferred the option may exercise the option as to shares which the director is at any time entitled to purchase under the terms of the option until the tenth anniversary after the date of its grant.

     (b) If on or after his or her 65th birthday a director resigns, is not reelected by the shareholders of IFF, becomes totally disabled or retires, then he or she (or in the event of his or her incapacitation his or her legal representatives), or, if he or she has transferred the option to a Beneficiary, the Beneficiary, may exercise the option until its expiration date as to the balance, if any, of the shares which the director was entitled to purchase under the terms of the option at the date of such resignation, failure of reelection, disability or retirement.

     (c) If before his or her 65th birthday a director resigns, is not reelected by the shareholders of IFF, becomes totally disabled or retires, then he or she (or in the event of his or her incapacitation his or her legal representatives), or, if he or she has transferred the option to a Beneficiary, the Beneficiary, may exercise the option within three (3) months thereafter (but not later than the expiration date of the option) as to the balance, if any, of the shares which the director was entitled to purchase under the terms of the option at the date of such resignation, failure of reelection, disability or retirement.

     (d) If a director dies while a director of IFF or after having ceased to be a director of IFF,

          (i) if he or she has not transferred the option to a Beneficiary, then his or her legal representatives, distributees or legatees, as the case may be, or

          (ii) if he or she has transferred the option to a Beneficiary, then the Beneficiary may exercise the option within twelve (12) months after his or her death or such longer period as the Committee may permit (but in no event later than the expiration date of the option) as to the balance, if any, of the shares which the director was entitled to purchase under the terms of the option at the date of his or her death or, in case such death occurs less than 48 months from the date of the grant of the option, that proportion of the shares covered by the option which the number of days in the period from the date of grant to the date of the director's death bears to the number 1460, less any shares previously purchased under the option.

For purposes of the Plan, the term "Beneficiary" shall mean any family member or members, including by marriage or adoption, any trust in which the Employee or any family member or members have more than fifty percent (50%) of the beneficial interest, and any other entity in which the Employee or any family member or members own more than fifty percent (50%) of the voting interests, in each case designated by the Employee in his or her most recent written Beneficiary designation filed with the Committee as entitled to exercise the option (or any portion thereof), or if there is no surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to exercise the option on behalf or in lieu of such non-surviving designated Beneficiary.

     10. Rights of Optionees Before Issuance of Stock Certificates: No optionee or Beneficiary shall have any rights as a shareholder with respect to any shares covered by any stock option until the date of the issuance of the stock certificate for such shares following exercise of the options. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     11. Anti-Dilution Provisions: Each option agreement shall contain such provisions as the Board or the Committee shall deem to be appropriate, including provisions for appropriate adjustment of the option price and the number of shares covered, or both, to protect the optionee in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation (except as otherwise stated below) or in the event of any other change in the corporate capital structure of IFF. In the event of any such adjustment, the aggregate number and class of shares available under the Plan, the maximum number of shares as to which options may be granted to any director and the number of shares subject to options automatically granted each year under Section 3 may also be appropriately adjusted.

     12. Nonassignability: No option shall be assignable or transferable by an optionee except by will or by the laws of descent and distribution or to a Beneficiary, and shall not be pledged, mortgaged, hypothecated or otherwise encumbered, or otherwise subject to the claims of creditors by the director or any Beneficiary. The provisions of Sections 8 and 9 not-withstanding, the Stock Option and Compensation Committee of the Board (herein called the "Committee") may reserve to itself the right to extend or vary the terms of any option to allow the exercise of the option by a director or his or her Beneficiary as to any or all of the shares subject to the option and/or for periods after the director for any reason ceases to serve (but not later than the expiration date of the option).

     13. Administration: The Plan is intended to be self-operative to the maximum extent consistent with prudent business practice. Otherwise, the Plan shall be administered by vote of a majority of the Board, or by a majority of the Committee.

     14. Acceleration of Option upon Merger or Consolidation: In the event of the merger or consolidation of IFF with or into another corporation as a result of which IFF is not the surviving corporation, then the optionee shall have the right (a) to exercise the option, as to the entire number of shares subject thereto, on and after the effective date of such merger or consolidation, or (b) if such exercise is no longer possible, to receive in cash for such option the difference between (i) the value of the consideration paid for a share of Common Stock in such merger or consolidation to holders of Common Stock and (ii) the option exercise price of such share, and the option shall cease and terminate as to any shares as to which it has not been so exercised or cashed out on a date 180 days after the effective date of such merger or consolidation or on the expiration date of such option, whichever is earlier.

     15. Agreements: Options issued under the Plan shall be evidenced by agreements in such form as the Board or the Committee may approve. The terms of such agreements shall comply with the applicable terms of the Plan contained herein. The option agreement shall not impose on IFF or its subsidiaries any obligation to continue any individual as a director for any period.

     16. Change in Control: In the event of a "change in control" of IFF, all options previously granted to a director shall become immediately exercisable in full, and he or she or his or her legal representatives, distributees or legatees in the event of the death of a director may exercise within 12 months thereafter (but not later than the respective expiration dates of the options) any and all outstanding options.

     "Change in control" shall have the same meaning set forth in Section 9 of IFF's 2000 Stock Award and Incentive Plan.

     17. Interpretation: In the event of any difference of opinion between an optionee or any Beneficiary and IFF concerning the meaning or effect of the Plan, such difference shall be resolved by the Board.

     18. Compliance with Applicable Laws: All options granted under the Plan are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. No shares shall be offered under the Plan, and no stock certificate shall be delivered upon exercise of options, until such offering has been registered under the Securities Act of 1933, as amended, and any other applicable governmental laws and regulations, unless in the opinion of counsel such offering is exempt from registration under such Act, and until IFF shall have complied with any applicable provisions of the Securities Exchange Act of 1934, as amended, and applicable requirements of the New York Stock Exchange.

     19. Amendment and Termination of the Plan: The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant options under the Plan without the consent of shareholders or any optionee, except that any such action shall be subject to the approval of the shareholders of IFF at or before the next Annual Meeting of Shareholders for which the record date is after such Board action if such shareholder approval is required by any federal or state law or regulation of the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided, however, that, without the consent of an affected optionee, no such action may materially impair the rights of such optionee under any option previously granted to him or her (as such rights are set forth in the Plan and in any stock option agreement evidencing the grant of such option).

                                                                       EXHIBIT B

                     INTERNATIONAL FLAVORS & FRAGRANCES INC.

                       2000 STOCK AWARD AND INCENTIVE PLAN

     1. PURPOSE. The purpose of this 2000 Stock Award and Incentive Plan (the "Plan") is to aid International Flavors & Fragrances Inc., a New York corporation (the "Company"), in attracting, retaining, motivating and rewarding employees, non-employee directors, and other persons who provide substantial services to the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for shareholders by closely aligning the interests of Participants with those of shareholders. The Plan authorizes stock-based and cash-based incentives for Participants.

     2. DEFINITIONS. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

          (a) "Annual Incentive Award" means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

          (b) "Award" means any cash awards, Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.

          (c) "Beneficiary" means any family member or members, including by marriage or adoption, any trust in which the Participant or any family member or members have more than 50% of the beneficial interest, and any other entity in which the Participant or any family member or members own more than 50% of the voting interests, in each case designated by the Participant in his most recent written Beneficiary designation filed with the Committee as entitled to exercise rights or receive benefits in connection with the Award (or any portion thereof), or if there is no surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to exercise rights or receive benefits in connection with the Award on behalf or in lieu of such non-surviving designated Beneficiary.

          (d) "Board" means the Company's Board of Directors.

          (e) "Change in Control" and related terms have the meanings specified in Section 9.

          (f) "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

          (g) "Committee" means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, directors appointed or serving as members of a Board committee designated as the Committee shall not be employees of the Company or any subsidiary or affiliate. In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee. The full Board may perform any function of the Committee hereunder, in which case the term "Committee" shall refer to the Board.

          (h) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 11(j).

          (i) "Deferred Stock" means a right, granted to a Participant under
     Section 6(e), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.

          (j) "Dividend Equivalent" means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

          (k) "Effective Date" means the effective date specified in Section 11(p).

          (l) "Eligible Person" has the meaning specified in Section 5.

          (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

          (n) "Fair Market Value" means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing sale price reported on the composite tape of the New York Stock Exchange on the day as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported.

          (o) "Incentive Stock Option" or "ISO" means any Option designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto and qualifying thereunder.

          (p) "Option" means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

          (q) "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h).

          (r) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

          (s) "Performance Award" means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

          (t) "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Regulation 1.162-27 under Code
     Section 162(m).

          (u) "Restricted Stock" means Stock granted to a Participant under
     Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

          (v) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

          (w) "Stock" means the Company's Common Stock, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).

          (x) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c).

          3. ADMINISTRATION.

          (a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and shareholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (authority with respect to other aspects of non-employee director awards is not exclusive to the Board, however).

          (b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as "performance-based compensation" under Code Section 162(m) to fail to so qualify.

          (c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the

     Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

          4. STOCK SUBJECT TO PLAN.

          (a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 4.5 million shares, and the total number of shares with respect to which ISOs may be granted shall not exceed such number; provided, that the total number of shares which may be issued and delivered in connection with Awards other than Options and SARs shall not exceed 30% of the total number of shares reserved under the Plan. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

          (b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Shares subject to an Award that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available for Awards, and shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company's assumption of the plan or arrangement of the acquired company or business. This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.

     5. ELIGIBILITY; PER-PERSON AWARD LIMITATIONS. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an "Eligible Person" means an employee of the Company or any subsidiary or affiliate, including any executive officer, a non-employee director of the Company, a consultant or other person who provides substantial services to the Company or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee, non-employee director, consultant or other person may not receive any payment or exercise any right relating to an Award until such person has commenced employment with or the providing of services to the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as "performance-based compensation" under Code Section 162(m) under each of Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection, except that the limitation applies to Dividend Equivalents under
Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award). A Participant's Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal two million shares plus the amount of the Participant's unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 11(c). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4) (including Performance Awards under Section 7 not related to an Award specified in Section
6), the maximum amount of an Annual Incentive Award under Section 7(c) that may be earned by an Eligible Person in any year shall be 50% of the amount of the Annual Incentive Pool specified in Section 7(c)(ii), and the maximum amount of such an Award other than an Annual Incentive Award under Section 7(c) that may be earned by an Eligible Person during any calendar year shall be equal to the Participant's Annual Limit, which for this purpose shall equal $6 million plus the amount of the Participant's unused cash Annual Limit for such Awards other than Annual Incentive Awards as of the close of the previous year. For purposes of this Section 5, (i) the limitation on share-based awards, the limitation on the earning of Annual Incentive Awards, and the limitation on the earning of non-share-based Awards other than Annual Incentive Awards each is a separate limitation, which is not decreased by the authorization or payout of Awards that are subject to the other limitations; (ii) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition; and (iii) a Participant's Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

     6. SPECIFIC TERMS OF AWARDS.

          (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the New York Business Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

          (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

               (i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Sections 6(f) and 8(a).

               (ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any ISO or SAR in tandem therewith exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 11(k)), including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including notes and other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including deferred delivery of shares representing the Option "profit," at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

               (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422, including but not limited to the requirement that no ISO shall be granted more than ten years after the Effective Date.

          (c) Stock Appreciation Rights. The Committee is authorized to grant SAR's to Participants on the following terms and conditions:

               (i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(e) hereof) over (B) the grant price of the SAR as determined by the Committee.

               (ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not a SAR shall be free-standing or in tandem or combination with any other Award. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine.

          (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

               (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. The foregoing notwithstanding, Restricted Stock will vest over a minimum period of one year except in the event of a Participant's death, disability, or retirement, or in the event of a Change in Control or other special circumstances. For purposes of this Section 6(d), vesting over a one-year period will include periodic vesting over such period if the rate of such vesting is proportional throughout such period. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

               (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

               (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

               (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

          (e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

               (i) Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 11(k)), as determined by the Committee at the date of grant or thereafter.

               (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

               (iii) Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

          (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

          (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

          (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

          (i) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with
     Section 7.

     7. PERFORMANCE AWARDS, INCLUDING ANNUAL INCENTIVE AWARDS.

          (a) Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as "performance-based compensation" under Code Section 162(m).

          (b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

               (i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

               (ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) net sales; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets (gross or net), return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (6) economic value created; (7) operating margin or profit margin; (8) stock price or total shareholder return; (9) dividend payout as a percentage of net income; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

               (iii) Performance Period; Timing for Establishing Performance Goals; Per-Person Limit.Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of
          (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

          In all cases, the maximum Performance Award of any Participant shall be subject to the limitation set forth in Section 5.

               (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with
          Section 7(b)(iv). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

               (v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this
          Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

          (c) Annual Incentive Awards Granted to Designated Covered Employees. The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as "performance-based compensation" for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7(c).

               (i) Grant of Annual Incentive Awards. Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that performance period. The amount(s) potentially payable as Annual Incentive Awards may be earned and become payable under the Plan only if and to the extent the Annual Incentive Pool, specified in Section 7(c)(ii), has become hypothetically funded. The portion of the Annual Incentive Award pool potentially payable to each Covered Employee shall be preestablished by the Committee. The foregoing notwithstanding, if any portion of the Annual Incentive Pool for a given fiscal year is not allocated and paid out for that year, the Committee, at any time after such fiscal year, may allocate and pay out from such then-unallocated amounts of hypothetical funding remaining an Award to any Eligible Person other than a Covered Employee, but such allocations may not affect the allocations or payouts to any Covered Employee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5. This Section 7(c) does not preclude the Committee from granting a Performance Award under Section 7(b) based on performance in a period of one year or less, in addition to or in lieu of an Annual Incentive Award under this Section 7(c).

               (ii) Creation of Annual Incentive Pool. The Annual Incentive Pool for each fiscal year of the Company shall equal 10% of the amount by which the "pretax consolidated earnings" (as hereinafter defined) for such year shall exceed 20% of "net capital" (as hereinafter defined) for such year; provided, however, that the Annual Incentive Pool shall not exceed for any year 10% of the amount of cash dividends paid by the Company in such year. As soon as practicable after the end of each year the amount of the Annual Incentive Pool for such year shall be audited by the Company's independent public accountants and shall be reported by them to the Committee. The term "pretax consolidated earnings" for any fiscal year means the sum of (i) the consolidated net earnings of the Company and its subsidiaries for such year before
          (A) extraordinary items determined in accordance with generally accepted accounting principles and (B) the cumulative effect of accounting changes, as contained in the financial statements audited by the Company's independent public accountants and reported by the Company in its annual report to shareholders for such year, (ii) the provision for all taxes on income for such year, as contained in the financial statements audited by the Company's independent public accountants and reported by the Company in its annual report to shareholders for such year, and (iii) the amount of the Annual Incentive Pool for such year, as audited by the Company's independent public accountants and reported to the Committee as contemplated above. The term "net capital" for any year shall mean the arithmetic average of the amounts of the consolidated capital and surplus of the Company as at the beginning and the end of such year before (A) and
          (B) above, as such consolidated capital and surplus as of each such date is audited by the Company's independent public accountants and reported by the Company in its annual report to shareholders for the prior year (with respect to the consolidated capital and surplus as at the beginning of such year) and for such year (with respect to the consolidated capital and surplus as at the end of such year). The Annual Incentive Pool shall be an unfunded pool established for the purpose of measuring performance of the Company to determine compensation in connection with Awards. Unallocated amounts of hypothetical funding of the Annual Incentive Pool for a given fiscal year will not be added to the Annual Incentive Pool for a subsequent year.

               (iii) Payout of Annual Incentive Awards. After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Annual Incentive Award.

          (d) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, the level of hypothetical funding of the Annual Incentive Pool and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

     8. CERTAIN PROVISIONS APPLICABLE TO AWARDS.

          (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Section 11(k), the Committee may determine that, in granting a new Award, the in-the-money value of any surrendered Award or award may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.

          (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(ii).

          (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Section 11(k)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Section 11(k)). Installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

          (d) Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b)), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 11(k)) in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

          (e) Loan Provisions. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate, if any, to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

     9. CHANGE IN CONTROL.

          (a) Effect of "Change in Control" on Non-Performance Based Awards. In the event of a "Change in Control," the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under
     Section 9(b), unless otherwise provided by the Committee in the Award document or as limited by the Committee under Section 9(d):

               (i) All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable as of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant or other express election to defer beyond a Change in Control and subject to applicable restrictions set forth in Section 11(a);

               (ii) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or service by the Participant other than a termination for "cause" (as defined in any employment or severance agreement between the Company or a subsidiary or affiliate and the Participant then in effect or, if none, as defined by the Committee and in effect at the time of the Change in Control), subject only to applicable restrictions set forth in Section 11(a); and

               (iii) The Committee may, in its discretion, determine to extend to any Participant who holds an Option the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award.

          (b) Effect of "Change in Control" on Performance-Based Awards. In the event of a "Change in Control," with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions shall be deemed to be met or exceeded if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant.

          (c) Definition of "Change in Control." Except as may be limited in
     Section 9(d), a "Change in Control" shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:

               (i) Any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), acquires voting securities of the Company and immediately thereafter is a "40% Beneficial Owner." For purposes of this provision, a "40% Beneficial

          Owner" shall mean a person who is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then-outstanding voting securities; provided, however, that the term "40% Beneficial Owner" shall not include any person who was a beneficial owner of outstanding voting securities of the Company at February 20, 1990, or any person or persons who was or becomes a fiduciary of any such person or persons who is, or in the aggregate, are a "40% Beneficial Owner" (an "Existing Shareholder"), including any group that may be formed which is comprised solely of Existing Shareholders, unless and until such time after February 20, 1990 as any such Existing Shareholder shall have become the beneficial owner (other than by means of a stock dividend, stock split, gift, inheritance or receipt or exercise of, or accrual of any right to exercise, a stock option granted by the Company or receipt or settlement of any other stock-related award granted by the Company) by purchase of any additional voting securities of the Company; and provided further, that the term "40% Beneficial Owner" shall not include any person who shall become the beneficial owner of 40% or more of the combined voting power of the Company's then-outstanding voting securities solely as a result of an acquisition by the Company of its voting securities, until such time thereafter as such person shall become the beneficial owner (other than by means of a stock dividend or stock split) of any additional voting securities and becomes a 40% Beneficial Owner in accordance with this Section 9(c)(i);

               (ii) During any period of two consecutive years commencing on or after the Effective Date, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person (as defined above) who has entered into an agreement with the Company to effect a transaction described in subsections (i), (iii) or (iv) of this definition) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors") cease for any reason to constitute at least a majority thereof;

               (iii) The shareholders of the Company have approved a merger, consolidation, recapitalization, or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, or the consummation of any such transaction if shareholder approval is not obtained, other than any such transaction which would result in at least 60% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together beneficially owned at least 80% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this Section 9(c)(iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 60% threshold (or to substantially preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company, such surviving entity or a subsidiary thereof; and provided further, that, if consummation of the corporate transaction referred to in this Section 9(c)(iii) is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency or approval of the shareholders of another entity or other material contingency, no Change in Control shall occur until such time as such consent and approval has been obtained and any other material contingency has been satisfied;

               (iv) The shareholders of the Company have approved a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect); provided that, if consummation of the transaction referred to in this
          Section 9(c)(iv) is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency or approval of the shareholders of another entity or other material contingency, no Change in Control shall occur until such time as such consent and approval has been obtained and any other material contingency has been satisfied; and

               (v) any other event which the Board of Directors of the Company determines shall constitute a Change in Control for purposes of this Plan.

          (d) Limitation on Triggering of Change in Control or Effects Thereof. The provisions of Sections 9(a), (b) and (c) notwithstanding, the Board and the Continuing Directors may determine that no Change in Control shall be deemed to have occurred or that some or all of the enhancements to the rights of Participants under outstanding Awards upon a Change in Control, as provided under Sections 9(a) and (b) or the Award agreement, shall not apply to specified Awards if, prior to the later of occurrence of the specified event that would otherwise constitute a Change in Control under
     Section 9(c) (the "Event") or the expiration of seven days after the Company has obtained actual notice that such Event has occurred, the following conditions have been met:

               (i) The Board and the Continuing Directors of the Company then in office, each by a majority vote thereof, determine that the occurrence of such Event shall not be deemed to be a Change in Control hereunder, shall not be deemed to be a Change in Control with respect to one or more specified Participants, or shall not result in specified enhancements to the rights of one or more Participants that would otherwise be triggered by the occurrence of a Change in Control; and

               (ii) The Participant holding an Award affected by action of the Board and Continuing Directors under this Section 9(d) shall be protected by legally binding obligations of the Company as follows:

                    (A) Such Award either shall remain outstanding following
               consummation of all transactions involved in or contemplated by such Change in Control or shall be assumed and adjusted by the surviving entity resulting from such transactions, and the Continuing Directors determine, in either case, that changes in the terms of the Award resulting from such transactions will not materially impair its value to the Participant or his or her opportunity for future appreciation in respect of such Award; and

                    (B) If, within two years following the Event, the
               Participant's employment by the Company or the surviving entity that has assumed the obligations under the Award (or by an affiliate) is terminated by such employer without "Cause" as defined under the Company's Executive Separation Policy, or is terminated by the Participant for Good Reason if such Participant is covered by the Executive Separation Policy at the time of the Event, such Participant's rights in respect of such Award shall be no less favorable than would be the case if a Change in Control had occurred (without any limitation on the enhancement of the Participant's rights) immediately prior to the Participant's termination of employment.

          (e) Definition of "Change in Control Price." The "Change in Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

     10. ADDITIONAL AWARD FORFEITURE PROVISIONS.

          (a) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee, each Award granted hereunder shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in
     Section 10(b)(i), (ii), or (iii) occurs (a "Forfeiture Event"), all of the following forfeitures will result:

               (i) The unexercised portion of the Option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral by the Participant and otherwise is not forfeitable in the event of any termination of service of the Participant) will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

               (ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award (regardless of any elective deferral) that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate, or (B) the date that is six months prior to the date the Participant's employment by the Company or a subsidiary or affiliate terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term "Award Gain" shall mean (i), in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii), in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection such settlement.

          (b) Events Triggering Forfeiture. The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during the Participant's employment by the Company or a subsidiary or affiliate or during the one-year period following termination of such employment:

               (i) The Participant, acting alone or with others, directly or indirectly, prior to a Change in Control, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or shareholder unless the Participant's interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate; (B) induces any customer or supplier of the Company or a subsidiary or affiliate, or other company with which the Company or a subsidiary or affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary or affiliate to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 10(b)(i), a Participant's interest as a shareholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant's interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

               (ii) The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate, any confidential or proprietary information of the Company or any subsidiary or affiliate, including but not limited to information regarding the Company's current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

               (iii) The Participant fails to cooperate with the Company or any subsidiary or affiliate by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested.

          (c) Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries and affiliates. Rather, the non-occurrence of the Forfeiture Events set forth in Section 10(b)is a condition to the Participant's right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and the Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 10(a) and 10(b).

          (d) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company's right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

     11. GENERAL PROVISIONS.

          (a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

          (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that (i) Awards and related rights shall be transferred to a Participant's Beneficiary or Beneficiaries upon the death of the Participant, and (ii) Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries during the lifetime of the Participant, and rights thereunder may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are then permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

          (c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(k)). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under Section 8 to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

          (d) Tax Provisions.

               (i) Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld.

               (ii) Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code
          Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

               (iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code
          Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

          (e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company's shareholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to shareholders for approval; and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award. Without the approval of shareholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a "repricing," as such term is used in Instruction 3 to Item 402(b)(2)(iv) of Regulation S-K, as promulgated by the Securities and Exchange Commission. The Committee shall have no authority to waive or modify any other Award term after the Award has been granted to the extent that the waived or modified term was mandatory under the Plan.

          (f) Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant's payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

          (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

          (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

          (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

          (j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

          (k) Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee's authority under the Plan (including under Sections 8(c), 8(d), 11(c) and 11(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to fixed accounting with a measurement date at the date of grant or the date performance conditions are satisfied under APB 25 shall not become subject to "variable" accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such "variable" accounting. In addition, other provisions of the Plan notwithstanding, (i) if any right under this Plan would cause a transaction to be ineligible for pooling-of-interests accounting that would, but for the right hereunder, be eligible for such accounting treatment, such right shall be automatically adjusted so that pooling-of-interests accounting shall be available, including by substituting Stock or cash having a Fair Market Value equal to any cash or Stock otherwise payable in respect of any right to cash which would cause the transaction to be ineligible for pooling-of-interests accounting, and
     (ii) if the authority of the Continuing Directors to determine that an event shall not constitute a Change in Control under Section 9(d) or other authority under Section 9(c) would cause a transaction to be ineligible for pooling-of-interests accounting that would, but for such authority, be eligible for such accounting treatment, such authority shall be limited to the extent necessary so that such transaction would be eligible for pooling-of-interests accounting.

          (l) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

          (m) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

          (n) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person's or Participant's employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

          (o) Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

          (p) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the shareholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of shareholders. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

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[LOGO]                                                                     PROXY

                     INTERNATIONAL FLAVORS & FRAGRANCES INC.

      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS
           FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 18, 2000

     The undersigned shareholder of INTERNATIONAL FLAVORS & FRAGRANCES INC. (hereinafter called the Company) hereby appoints Messrs. RICHARD M. FURLAUD, GEORGE ROWE, JR. and STEPHEN A. BLOCK, the attorneys and proxies, and each of them the attorney and proxy, of the undersigned, with full power of substitution, to act by a majority present, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders to be held at the headquarters of the Company, 521 West 57th Street, New York, New York, on Thursday, May 18, 2000 at 10 A.M., and any adjournment or adjournments thereof, and thereat to vote the number of votes or shares of stock the undersigned would be entitled to vote if then and there personally present.

                                                      IFF
                                                      P.O. BOX 11418
                                                      NEW YORK, N.Y. 10203-0418

              PLEASE INDICATE ON THE REVERSE SIDE OF THIS CARD HOW
                      YOUR SHARES OF STOCK ARE TO BE VOTED.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED.

                                  (Continued and to be signed on the other side)

================================================================================


================================================================================


_______________________________________________________________________________

1. Election of all Directors M. H. Adame, R. G. Corbett, R. C. Duke, R. M. Furlaud, P. A. Georgescu, C. A. Lobbosco, G. Rowe, Jr., H. P. van Ameringen, W.
D. Van Dyke, III, D. J. Wetmore

For /X/    Withheld /X/    Exceptions* /X/

*Exceptions ...................................................................

 ..............................................................................

_______________________________________________________________________________

To vote your shares for all Director nominees, mark the "For" box on Item 1. To withhold voting for all nominees, mark the "Withhold" box. If you do not wish your shares voted "For" a particular nominee, mark the "Exceptions" box and enter the name(s) of the exception(s) in the space provided.

                                  |--------------------------------------------|
                                  |2. Proposal to approve 2000 Non-Employee    |
                                  |   Directors Stock Option Plan              |
                                  |                                            |
                                  |For /X/    Against /X/    Abstain /X/       |
                                   --------------------------------------------
                                  |--------------------------------------------|
                                  |3. Proposal to approve 2000 Stock Award and |
                                  |   Incentive Plan                           |
                                  |                                            |
                                  |For /X/    Against /X/    Abstain /X/       |
                                   --------------------------------------------
                                  |--------------------------------------------|
                                  | Change of address and/or Comments          |
                                  |                                            |
                                  |                                            |
                                  | /X/                                        |
                                   --------------------------------------------
_______________________________________________________________________________

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
_______________________________________________________________________________

                                                  (This Proxy will be voted FOR
                                                  each of the above nominees as
                                                  a director, FOR Proposals 2
                                                  and 3, and in the discretion
                                                  of the proxy committee on any
                                                  other matter properly before
                                                  the meeting, unless otherwise
                                                  specified)

                                                  Please sign exactly as name or
                                                  names appear on this proxy. If
                                                  stock is held jointly, each
                                                  holder should sign. If signing
                                                  as attorney, trustee,
                                                  executor, administrator,
                                                  custodian, guardian, or
                                                  corporate officer, please give
                                                  full title.


                                                  DATED _________________, 2000

                                                  SIGNED ______________________

                                                  _____________________________

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                            VOTES MUST BE INDICATED IN BLACK OR BLUE INK. /X/

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